Exhibit 10.2.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
TEAM HOLDINGS LLC

THIS AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) dated as of March 1, 2010, is made and entered into by and among TEAM HOLDINGS LLC, a Delaware limited liability company (the “Company”), MDC ACQUISITION INC., a Delaware corporation (“MDC Holdco”), and WWG, LLC, a Florida limited liability company (“WWG”), WWG2, LLC, a Florida limited liability company ("WWG2", together with MDC Holdco and WWG are collectively referred to as the “Members” and individually a “Member”).   Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article XIII.

WHEREAS, WWG was (x) the sole shareholder of TEAM Enterprises, Inc. a Massachusetts corporation ("TEAM") and (y) the sole member of (A) OuterActive, LLC, a Delaware limited liability company ("O-A") and (B) Pulse Marketing, LLC, a Delaware limited liability company ("Pulse");

WHEREAS, WWG formed NEW TEAM LLC, a Delaware limited liability company ("NT"), as its sole member;

WHEREAS, WWG caused TEAM to contribute substantially all of its assets, subject to certain disclosed liabilities, and its ongoing business, to NT pursuant to a Contribution Agreement (General Assignment, Bill of Sale and Assumption Agreement) (the "NT Conveyance Document");

WHEREAS, WWG and WWG2, LLC formed (the "Formation") the Company, with WWG owning 99% of the issued and outstanding membership interests in the Company and WWG2 owning 1% of the issued and outstanding membership interests in the Company (the membership interests of the Company collectively referred to as the "Membership Interests");

WHEREAS, simultaneously with the Formation, WWG and WWG2 executed and delivered a Limited Liability Company Agreement of the Company (the "Original Operating Agreement"), pursuant to which WWG transferred 100% of its equity ownership in (x) NT, (y) O-A and (z) Pulse to the Company, such that following such transfer, the Company was the sole member of each of NT, O-A and Pulse;

WHEREAS, WWG desired to sell 60% of the Membership Interests in the Company to MDC Holdco and, in connection therewith, to redesignate the Membership Interests as Class A Units, Class B Units and Class C Units;

WHEREAS, pursuant to the Membership Unit Purchase Agreement of even date herewith (the “Purchase Agreement”), WWG sold, transferred, conveyed and delivered to MDC Holdco a 60% membership interest in the Company represented by 600 Class A Units,  such that immediately after giving effect to such transfer, the issued and outstanding Units of the Company were to be as follows:  MDC Holdco – 600 Class A Units; WWG – 310 Class B Units and 80 Class C Units, WWG2 – 10 Class B Units in accordance with the terms of this Agreement;

WHEREAS, the Company wishes to create profits interests to be available for grant to certain Participants pursuant to that certain Restricted Unit Plan effective as of March 1, 2010 (the “Profits Interest Plan”);

WHEREAS, the Members now desire to enter into this Agreement to supersede the Original Operating Agreement, as amended, to designate the existing Membership Interests as Class A Units, Class B Units and Class C Units, to provide for the admission of MDC Holdco as a member, to create Class D Units for use under the Profits Interest Plan and to promote their interests and those of the Company by making provisions in this Agreement to govern their relations as Members;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the other parties hereto do hereby agree as follows:

ARTICLE I
FORMATION OF LIMITED LIABILITY COMPANY

Section 1.1             Formation.  The Company was formed as a limited liability company under the laws of the State of Delaware by the filing with the Secretary of State of Delaware of the Certificate of Formation (as may be amended from time to time, the "Certificate").

Section 1.2             Purpose.  The Company may engage in any lawful business of every kind and character for which a limited liability company may be organized under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") or any successor statute.  The Company shall have all of the powers provided for a limited liability company under the Act.

Section 1.3             Offices; Registered Agent.  The principal place of business of the Company shall be 110 East Broward Boulevard, Suite 2450, Fort Lauderdale, Florida 33301 or such other principal place of business as the Managers (as defined in Section 11.5) may from time to time determine.  The Company may have, in addition to such office, such other offices and places of business at such locations, both within and without the State of Delaware, as the Managers may from time to time determine or the business and affairs of the Company may require.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person (as defined in Section 13.1) as the Managers may designate from time to time in the manner provided by law.

Section 1.4             Filings and Foreign Qualification.  Upon the request of the Managers, the Members shall promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Managers to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of a limited liability company under the laws of the State of Delaware and for the qualification and operation of a limited liability company in all other jurisdictions where the Company shall propose to conduct business.

Section 1.5              Term.  The Company commenced on the date the Company initially filed its Certificate with the Secretary of State of Delaware and shall continue in existence, unless sooner terminated in accordance with the provisions of this Agreement.

ARTICLE II
MEMBERS; MEMBERSHIP INTERESTS; UNITS

Section 2.1             Members and Membership Units.  The Company is authorized to issue 600 Class A Units, 320 Class B Units, 80 Class C Units and 80 Class D Units, all of which have been or are hereby issued and are outstanding, or are reserved for future issuance under the Profits Interest Plan, and allocated among the Members as set forth on Schedule 2.1.  Upon any change in the Members or Units, including by reason of the issuance of additional Units, the Members agree to complete a revised Schedule 2.1 hereof, which shall be deemed incorporated into this Agreement as part of this Section 2.1.

Section 2.2             Classes of Units.

(a)           Class A Units.  The Class A Units shall have the following characteristics: (i) an initial Unit Capital Account (as defined in Section 7.2(e) hereof), (ii) entitlement to a share of Profits and Losses as set forth in Section 3.3, (iii) entitlement to distributions as provided in Sections 3.4 and 9.2, and (iv) voting rights equal to one (1) vote per Unit.

(b)           Class B Units. The Class B Units shall have the following characteristics: (i) an initial Unit Capital Account, (ii) provisions relating to transfer as provided in Article X hereof, (iii) entitlement to a share of Profits and Losses as set forth in Section 3.3, (iv) entitlement to distributions as provided in Sections 3.4 and 9.2, and (v) voting rights equal to one (1) vote per Unit.

(c)           Class C Units. The Class C Units shall have the following characteristics: (i) an initial Unit Capital Account, (ii) provisions relating to transfer as provided in Article X hereof, (iii) entitlement to a share of Profits and Losses as set forth in Section 3.3, (iv) entitlement to distributions as provided in Sections 3.4 and 9.2, and (v) voting rights equal to one (1) vote per Unit.

(d)           Class D Units.  The Class D Units shall have the following characteristics: (i) an initial Unit Capital Account of $0, (ii) provisions relating to transfer as provided in Article X hereof, (iii) an entitlement to a share of Profits and Losses as set forth in Section 3.3, (iv) an entitlement to distributions as provided in Sections 3.4 and 9.2, and (v) no voting rights.  All Class D Units are intended to be “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43.  In accordance with Revenue Procedure 2001-43, the Company shall treat any such Member issued a Class D Unit as the owner of such Unit, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Class D Unit. Each such Member agrees to take into account such distributive share in computing its federal, state and local income or franchise tax liability for the entire period during which it holds the Class D Unit issued on the date hereof.  The Company and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of such Class D Unit.   The undertakings contained in this Section 2.2(d) shall be construed in accordance with Section 4 of Revenue Procedure 2001-43.  Notwithstanding any other provision of this Agreement the Managers shall have the right to amend, and the Members shall take all actions necessary to cause the Managers to amend, this Agreement, in anticipation of or following the issuance of final Treasury Regulations, as determined by the Managers in good faith, to provide for (i) the election of a safe harbor under Treasury Regulation Section 1.83-3(l) (or any similar provision) under which the fair market value of a Class D Units that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and all of its Members to comply with the requirements set forth in such Regulations and Internal Revenue Service Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and (iii) any other amendments reasonably related thereto or reasonably required in connection therewith. In executing this Agreement, the Members authorize the Company to utilize the same valuation methodology provided for in Proposed Treasury Regulations Section 1.83-3(l) in determining the fair market value of any Class D Units issued prior to the effective date of such Treasury Regulation.

Section 2.3             Transfer of Units.  In the event a Member sells all or a portion of its Membership Interests in accordance with Article X hereof, then effective as of the date of the sale and subject to compliance with Section 10.1 hereof, such Member shall automatically cease to be a Member in the Company as to such sold Unit.  Upon the acquisition by MDC Holdco of any other Units pursuant to the procedures set forth in Article X hereof or the Profits Interests Plan, MDC Holdco shall have all of the rights, powers and duties associated with such Units.

Section 2.4             Additional Members and Membership Interests.  Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to such Persons on such terms and conditions as the Members shall approve, subject to Section 4.1 hereof.  The terms of admission or issuance may specify the creation of different classes or groups of Members having different rights, powers and duties.  The creation of any new class or group of Members shall be indicated in an amendment to this Agreement in accordance with Section 14.4 hereof and such amendment shall indicate the different rights, powers and duties of the classes or groups of Members.  No Member shall be admitted unless such Person shall agree to be bound by the terms of this Agreement, as such agreement may be amended.

Section 2.5             Liability of Member.  Except as expressly provided under the Act, no Member shall be liable for the debts, liabilities, contracts or other obligations of the Company, and no Member shall be required to make any loans to the Company.  Subject to the limitations and conditions provided for in Article XI hereof and the Act, the Company shall indemnify and hold harmless a Member in the event a Member becomes liable, notwithstanding the preceding sentence, for any debt, liability, contract or other obligation of the Company except to the extent expressly provided in the preceding sentence.

Section 2.6             Limitations on Members.  Other than as specifically provided for in this Agreement, the Purchase Agreement, an Employment Agreement entered into pursuant to the Purchase Agreement, or the Act, no Member shall: (a) be permitted to take part in the business or control of the business or affairs of the Company; (b) have any voice in the management or operation of any Company property; or (c) have the authority or power to act as agent for or on behalf of the Company or any other Member, to do any act which would be binding on the Company or any other Member, or to incur any expenditures, debts, liabilities or obligations on behalf of or with respect to the Company.

Section 2.7             Certification of Units. The Company may at its election issue certificates to the Members representing the Units held by such Member. If such election is approved by the Managers, then this Section 2.7 shall apply and not otherwise:

(a)             Certificates attesting to the ownership of Units in the Company shall be in such form as shall be approved by the Managers and shall state that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to whom such certificate is issued and that the certificate represents limited liability company interests within the meaning of the Act.  Each such certificate shall be signed by such officers of the Company as are approved by the Managers.

(b)             The transfer register or transfer book and blank certificates shall be kept by the secretary of the Company or by any transfer agent or registrar approved by the Managers for that purpose. The certificates shall be numbered and registered in the share or unit register or transfer books of the Company as they are issued. Except to the extent that the Company shall have received written notice of an assignment of any Unit in the Company, the Company shall be entitled to treat the Person in whose name any certificates issued by the Company stand on the books of the Company as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such Unit on the part of any other Person.

(c)             Subject to all provisions herein relating to transfers of Units, if the Company shall issue certificates in accordance with the provisions of this Section 2.7, transfers of Units shall be made on the register or transfer books of the Company upon surrender of the certificate therefor, endorsed by the Person named in the certificate or by an attorney lawfully constituted in writing.

(d)             The holder of any certificates issued by the Company shall immediately notify the Company of any loss, destruction or mutilation of such certificates, and the Managers may cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Managers shall so determine, the granting of an indemnity as is approved by the Managers.

ARTICLE III
CAPITAL CONTRIBUTIONS; ALLOCATIONS AND DISTRIBUTIONS

Section 3.1           Capital Account.

The Capital Accounts of the Members shall be computed in accordance with Section 7.2 below.

Section 3.2           Withdrawal and Return of Capital Contribution.  No Member shall have the right to receive or withdraw its Capital Contribution except to the extent, if any, that any distribution made pursuant to the express terms of this Agreement may be considered as such by law or as expressly provided for in this Agreement.

Section 3.3           Allocation of Profits and Losses.

(a)           Except as otherwise provided in this Section 3.3, all Profits and Losses of the Company (as such terms are defined in Section 13.1 hereof) for any calendar year shall be allocated and charged to the Members for income tax purposes (including without limitation the capital account maintenance regulations under Section 704(b) of the Code) as follows:

(i)           Profits shall be allocated as follows:

(A)
First, to those Members to whom GAAP PBT (as such term is defined in Section 13.1) for such calendar year and each prior calendar year since the Effective Time has been allocated under Section 3.5 or Section 3.6(b) until the excess of the allocation to each such Member of Profits under this Section 3.3(a)(i) over any allocation to each such Member of Losses under Section 3.3(a)(ii) for such calendar years equals the amount of GAAP PBT so allocated to each such Member during such calendar years; and

(B)	Thereafter, to the Members holding Class A Units, Class B Units and Class C Units in accordance with the number of such Units held by them.

(ii)           Losses shall be allocated as follows:

(A)
First, to the extent of any excess of Profits allocated under Section 3.3(a)(i)(B) over Losses allocated under this Section 3.3(a)(ii)(A), 100% to the Members in the proportion in which such excess was allocated;

(B)
Second, to the extent of any excess of Profits allocated under Section 3.3(a)(i)(A) over Losses allocated under this Section 3.3(a)(ii)(B), 100% to the Members in the proportion in which such excess was allocated;

(C)	Third, to the Members holding Class A Units, Class B Units and Class C Units in accordance with the number of such Units held by them.

(b)             In the case of any property contributed to the Company by any Member which at the time of contribution has an adjusted tax basis which differs from its fair market value, items of Profits, Losses, income, gain and deduction for income tax purposes shall be allocated as required under Section 704(c) of the Code to take into account such difference.   The parties agree that such allocations will be made following the traditional method with remedial allocations.

(c)             Notwithstanding anything to the contrary in this Agreement, all items of income attributable to any:  (A) change in method of accounting for a taxable period ending on or prior to the Closing Date or a change in method required on account of the transactions contemplated to occur on the Closing Date, whether under Section 481 or otherwise; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income tax law); and (C) installment sale or open transaction disposition made on or prior to the Closing Date, shall be allocated 100% to WWG in accordance with its interest.  The parties agree that if the allocation provided for in the preceding sentence cannot be done, the Managers shall cause the Company to allocate items of income, gain, deduction, and loss among the Members to achieve substantially the same results as if such allocation had been done.  In addition, an amount of income equal to any income triggered to MDC Holdco and/or the Company on account of any deemed assumption by either or both of them of any deferred revenue of WWG as of the Closing Date shall be allocated 100% to WWG in accordance with its interest.

(d)             Any item of taxable income, gain, loss or deduction of the Company (as well as any credits or the basis of property to which such credits apply) as determined for federal income tax purposes shall be allocated in the same manner as the corresponding income, gain, loss, or deduction is allocated under Section 3.3(a) (as modified by Section 3(e)).  Allocations pursuant to this Section 3.3(d) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

(e)             Special Allocations and Limitations

(1)           In the event a Member unexpectedly receives in any taxable year any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) which cause or increase an Adjusted Capital Account Deficit (as defined in Section 13.1) of such Member, items of Company income and gain shall be specially allocated to such Member in such taxable year (and, if necessary in subsequent taxable years), in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible.

(2)           Notwithstanding the provisions of Section 3.3(a), in no event shall Losses of the Company be allocated to a Member if such allocation would result in such Member’s having an Adjusted Capital Account Deficit at the end of any taxable year.  All Losses in excess of the limitation set forth in this Section 3.3(e)(2) shall be allocated to the Members with positive balances in their Capital Accounts, as a class pro rata in proportion to such positive balances.

(3)           The allocations set forth in Sections 3.3(e)(1) and (2) and Sections 3.3.(f)(1) and (2) (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations promulgated under Section 704 of the Code.  The Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, and deduction to each Member so that, to the extent possible, and to the extent permitted by Treasury Regulations, the net amount of such allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not been made.

(4)           The respective interests of the Members in the Profits, Losses, or items thereof shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of a Unit authorized by the terms of this Agreement.  Except as otherwise provided herein, for tax purposes, all items of income, gain, loss, deduction, or credit shall be allocated to the Members in the same manner as are Profits and Losses; provided, however, that with respect to property contributed to the Company by a Member, such items shall be shared among the Members so as to take into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with Section 704(c) of the Code.

(5)           The Capital Accounts of all Members shall be adjusted pursuant to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) upon the circumstances set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5).  Corresponding adjustments shall be made as provided for under Treasury Regulation 1.704-1(b)(2), including Section 1.704-1(b)(2)(iv)(g).

(f)           Other Special Allocations.  The following special allocations shall be made in the following order:

(1)           Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain (as defined in Section 13.1) during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Treasury Regulations.  This Section 3.3(e)(1) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(2)           Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as defined in Section 13.1) attributable to a Member Nonrecourse Debt (as defined in Section 13.1) during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations.  This Section 3.3(e)(2) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(3)           Nonrecourse Deductions (as defined in Section 13.1) for any fiscal year shall be specially allocated among the Members in proportion to their Units.

(4)           Any Member Nonrecourse Deductions (as defined in Section 13.1) for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

(5)           Solely for purposes of determining a Member’s proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations, the Members’ interests in Company profits are in proportion to their Units, and, for purposes of allocating Nonrecourse Liabilities (as defined in Section 13.1) of the Company among the Members pursuant to Treasury Regulation Section 1.752-3(a)(3), the parties agree that each Member’s interest in Company profits shall equal its Units.

(6)           To the extent permitted by Section 1.704-2(h)(3) of the Treasury Regulations, the Members shall endeavor to treat distributions of funds as having been made from the proceeds of a Nonrecourse Liability (as defined in Section 13.1) or a Member Nonrecourse Debt (as defined in Section 13.1) only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

(7)           For purposes of determining the character (as ordinary income or capital gain) of any Profits allocated to the Members pursuant to this Section 3, such portion of Profits that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members.  This Section 3.3(f)(7) shall not alter the amount of allocations among the Members pursuant to this Section 3, but merely the character of income so allocated.

(g)           The Members are aware of the income tax consequences of the allocations described, and hereby agree to be bound by the provisions of this Section 3.3 in reporting their respective shares of Company income and loss for income tax purposes.

(h)           It is the intention of the Company and its Members that the Company be taxed as a partnership for all purposes of the Code and similar income tax laws.

(i)           All matters concerning the valuation of securities, the allocation of profits, gains and losses among the Members, including the taxes on those profits, gains and losses, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined in good faith by the Managers with regard to their fiduciary duty to the Members, whose determination shall be final, binding and conclusive upon all of the Members.

Section 3.4            Distributions.

(a)           Subject to the making of the Tax Distributions (as defined in clause (b) below), to the extent permitted by the Act, the Company shall distribute Cash Flow (as defined in Section 13.1) of the Company as follows:

(i)
first, distributions of Cash Flow generated by the Company in respect of any calendar year, shall be distributed 100% to the holders of the Class A Units in an amount equal to the sum of (a) the allocation to such holders of GAAP PBT under Section 3.5(a) for such calendar year plus (b) the Class A Distribution Shortfall Amount (as defined in Section 13.1) for such year;

(ii)
thereafter, distributions of Cash Flow generated by the Company in respect of any calendar year shall be distributed to the holders of the Class B Units, Class C Units and Class D Units in an amount no greater than the sum of (a) the allocation to such holders of GAAP PBT under Section 3.5(a) for such calendar year plus (b) the sum of the Class B Distribution Shortfall Amount, Class C Distribution Shortfall Amount and Class D Shortfall Amount (each as defined in Section 13.1) for such year, distributed to the holders in the proportion and the amounts in which such sum was attributable to such holders.

Distributions described above shall be made on an annual basis, generally in arrears, based upon the financial statements of the Company and its subsidiaries then available to the Managers.

(b)           Notwithstanding anything in this Agreement to the contrary, in preference to any other distributions pursuant to this Section 3.4, the Members shall cause the Company to distribute cash of the Company to its Members on a quarterly (or other reasonable) basis at least sufficient for each Member to meet such Member’s required federal, state and local income tax payments in respect of such Member’s distributive share of the Company’s taxable income for the current or the prior fiscal year calculated at the maximum individual tax rates for a resident of Florida taking into account the deduction allowable for federal income taxes of any state income taxes (which tax payments shall include (i) estimated tax payments in respect of the current fiscal year and (ii) any remaining payments of income tax on account of the prior fiscal year not funded out of Tax Distributions in respect of estimated payments for such prior fiscal year) (the "Tax Distributions").  For purposes hereof, if a Member is a "pass-through" entity for income tax purposes, the Tax Distributions required hereby shall be made in amounts which are at least sufficient to meet the tax payment requirements of the stockholders or members of such Member in respect of their allocated Profits hereunder. For purposes of Section 3.4(a) hereof, Tax Distributions shall be deemed to be distributions of Cash Flow at the time of such Tax Distribution.

(c)           Any distribution of funds prior to the end of the fiscal year in which such funds came into possession of the Company shall be treated as a non-interest-bearing loan (a "draw") from the Company to each Member receiving such draw and shall be deemed repaid by reducing the amount of each subsequent distribution to the Member receiving such draw pursuant to this Section 3.4(c) by the lesser of (i) the entire amount otherwise distributable to the Member receiving such draw, and (ii) the entire amount of any unrepaid draws pursuant to this Section 3.4(c).

(d)           All amounts withheld pursuant to the Code and Tax Regulations or any provision of any state or local tax law with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Section 3.4 for all purposes under this Agreement.  The Managers are authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any Federal, state, or local government any amounts required to be so withheld pursuant to the Code and Tax Regulations or any provisions of any other Federal, state, or local law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.  Notwithstanding any other provision in this Agreement, prior to the making any such distribution, the Managers in their sole discretion may require the delivery to the Managers from each or any potential distributee such evidence as the Managers may reasonably request evidencing the absence of any third-party claims with respect to such potential distribution.

Section 3.5           Allocation of GAAP PBT.

(a)           Subject to Section 3.6(b) below, GAAP PBT (as defined in Section 13.1) for purposes of this Agreement shall be allocated for any calendar year as follows:

(i)	first, GAAP PBT shall be allocated to the Loss Account (as defined in Section 3.5(b) below) until such Loss Account shall have been brought to zero;

(ii)	next, GAAP PBT generated by the Company in calendar years 2010-2012 shall be allocated 100% to the holders of the Class A Units;

(iii)
next, subject to Section 3.5(c) below, GAAP PBT generated by the Company in calendar years 2013 and 2014 shall be allocated 100% to the holders of Class A Units; provided, however, no more than the following shall be allocated to the holders of Class A Units under this Section 3.5(a)(iii) in respect of each of the calendar years set forth below:

Year	Amount
2013	the sum of (a) the Annual Hurdle plus (b) the Class A 2013 Shortfall Amount (such sum, the “2013 Class A Priority Allocation”)

2014	the sum of (a) the Annual Hurdle plus (b) the Class A 2014 Shortfall Amount (such sum, the “2014 Class A Priority Allocation”)

(iv)
next, subject to Section 3.5(c) below, with respect to calendar years 2013 and 2014 only, after satisfaction of the allocations in Section 3.5(a)(iii) with respect to such year, GAAP PBT generated by the Company in such years shall be allocated 100% to the holders of Class B Units, Class C Units and Class D Units; provided, however, no more than the following shall be allocated to such holders under this Section 3.5(a)(iv) in respect of such calendar years as set forth below:

Year	Amount
2013
the result of (x) the 2013 Class A Priority Allocation, multiplied by (y) 40%, divided by (z) 60%, such amount being allocated as follows:

(A)     first, an amount equal to 8.0% of the amount of GAAP PBT in excess of Base PBT shall first be allocated to holders of Class D Units (other than MDC Holdco) pro rata in accordance with the number of Class D Units held by such holder out of the total number of Class D Units authorized, with any amount attributable to unissued or cancelled units or Class D Units held by MDC Holdco being allocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them;

(B)     next, the remainder shall be allocated pro rata among the holders of Class B Units and Class C Units in accordance with the total number of Class B and Class Units held by them until the Class C Units shall have been allocated an amount of GAAP PBT for 2013 under this clause (B) equal to 8.0% of Base PBT; and

(C)     thereafter, any remainder shall be allocated 100% to the holders of Class B Units in accordance with the number of Class B Units held by them.

2014
the result of (x) the 2014 Class A Priority Allocation, multiplied by (y) 40%, divided by (z) 60%, such amount being allocated as follows:

(A)     first, an amount equal to 8.0% of the amount of GAAP PBT in excess of Base PBT shall first be allocated to holders of Class D Units (other than MDC Holdco) pro rata in accordance with the number of Class D Units held by such holder out of the total number of Class D Units authorized, with any amount attributable to unissued or cancelled units or Class D Units held by MDC Holdco being allocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them;

(B)     next, the remainder shall be allocated pro rata among the holders of Class B Units and Class C Units in accordance with the total number of Class B and Class Units held by them until the Class C Units shall have been allocated an amount of GAAP PBT for 2014 under this clause (B) equal to 8.0% of Base PBT; and

(C)     thereafter, any remainder shall be allocated 100% to the holders of Class B Units in accordance with the number of Class B Units held by them.

(v)
thereafter, subject to Section 3.5(c) below, with respect to calendar years 2013 and 2014 only, after satisfaction of the allocations in Sections 3.5(a)(iii) and 3.5(a)(iv) with respect to such year, GAAP PBT generated by the Company shall be allocated as follows:

(A)           32.0% of such additional amount shall be allocated to the holders of Class B Units, pro rata in accordance with the number of Class B Units held by them,

(B)            8.0% of such amount shall be allocated to the holders of Class D Units (other than MDC Holdco), pro rata in accordance with the number of Class D Units held by such holder out of the total number of Class D Units authorized (with any unallocated amount resulting from unissued or cancelled Class D Units or Class D Units held by MDC Holdco being reallocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them); and

(C)           the remainder of the amount to be allocated under this Section 3.5(a)(v) to the holders of Class A Units, pro rata in accordance with the number of Class A Units held by them;

(vi)	thereafter, with respect to the period January 1, 2015 until February 28, 2015, GAAP PBT generated by the Company in such period shall be allocated:

(A)           first, 100% to the holders of Class A Units, pro rata in accordance with the number of Class A Units held by them, up to a maximum amount equal to the sum of (i) the 2015 Hurdle plus (ii) the Class A 2015 Shortfall Amount (such sum, the “2015 Class A Priority Allocation”);

(B)           second, 100% to the holders of Class B Units, Class C Units and Class D Units up to a maximum amount equal to the result of (i) the 2015 Class A Priority Allocation, multiplied by (ii) 40%, divided by (iii) 60%, such amount being allocated among them as follows:

(1)           first, 100% to the holders of Class B and Class C Units allocated pro rata among the holders of Class B Units and Class C Units in accordance with the total number of Class B and Class Units held by them until the Class C Units shall have been allocated an amount of GAAP PBT for 2015 under this clause (B) equal to 8.0% of Base PBT; and

(2)           thereafter, any remaining amount allocated 100% to the holders of Class B and Class D Units, allocated pro rata in accordance with the number of Class B or Class D Units held by such holder out of the total number of Class B and Class D Units authorized but without allocating any amount to MDC Holdco in respect of any Class D Units held by it, with any amount attributable to unissued or cancelled Class D Units or Class D Units held by MDC Holdco being allocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them;

(C)           third, any remaining GAAP PBT shall be allocated as follows:

(1)           32.0% of such amount shall be allocated to the holders of Class B Units, pro rata in accordance with the number of Class B Units held by them,

(2)            8.0% of such amount shall be allocated to the holders of Class D Units (other than MDC Holdco), pro rata in accordance with the number of Class D Units held by such holder out of the total number of Class D Units authorized (with any unallocated amount resulting from unissued or cancelled Class D Units or Class D Units held by MDC Holdco being reallocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them); and

(3)           the remainder of the amount to be allocated under this Section 3.5(a)(vi)(C) to the holders of Class A Units, pro rata in accordance with the number of Class A Units held by them;

(vii)	thereafter, with respect to the remainder of calendar year 2015, GAAP PBT generated by the Company in such period shall be allocated as follows:

(A)           first, 100% to the holders of Class A Units, Class B and Class C Units allocated pro rata in accordance with the number of Units held by them, until holders of the Class C Units shall have been allocated an aggregate amount of GAAP PBT for 2015 under this clause (A) and Section 3.5(a)(vi) equal to 8.0% of Base PBT;

(B)           thereafter, the remaining GAAP PBT shall be allocated as follows:

(1)           32.0% of such amount shall be allocated to the holders of Class B Units, pro rata in accordance with the number of Class B Units held by them,

(2)            8.0% of such amount shall be allocated to the holders of Class D Units (other than MDC Holdco), pro rata in accordance with the number of Class D Units held by such holder out of the total number of Class D Units authorized (with any unallocated amount resulting from unissued or cancelled Class D Units or Class D Units held by MDC Holdco being reallocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them); and

(3)           the remainder of the amount to be allocated under this Section 3.5(a)(vii)(B) to the holders of Class A Units, pro rata in accordance with the number of Class A Units held by them;

(viii)	thereafter, with respect to calendar year 2016 and all calendar years thereafter, GAAP PBT generated by the Company in such years shall be allocated as follows:

(A)           first, GAAP PBT in excess of Base PBT shall be allocated as follows:

(1)           32.0% of such amount shall be allocated to the holders of Class B Units, pro rata in accordance with the number of Class B Units held by them,

(2)            8.0% of such amount shall be allocated to the holders of Class D Units (other than MDC Holdco), pro rata in accordance with the number of Class D Units held by such holder out of the total number of Class D Units authorized (with any unallocated amount resulting from unissued or cancelled Class D Units or Class D Units held by MDC Holdco) being reallocated to the holders of Class C Units pro rata in accordance with the number of Class C Units held by them); and

(3)           the remainder of the amount to be allocated under this Section 3.5(a)(viii)(A) to the holders of Class A Units, pro rata in accordance with the number of Class A Units held by them;

(B)            then, the remaining GAAP PBT shall be allocated to the holders of Class A, Class B and Class C Units, pro rata in accordance with the number of Class A, Class B or Class C Units held by them.

(b)           Allocation of Annual Loss.  In the event that GAAP PBT for any year shall be less than zero, such amount (expressed as a negative) shall be allocated to a loss account (the “Loss Account”), which shall be required to be brought to zero through allocations of future year allocations of GAAP PBT pursuant to Section 3.5(a)(i) before allocations of positive GAAP PBT shall be made to the Members.

(c)           Effect of Priority Satisfaction Event.  In the event that a Priority Satisfaction Event shall have occurred:

(i)           in respect of allocations being made for calendar years 2010-2012, then (A) allocations for such year shall continue to be made in accordance with Sections 3.5(a)(i) and (ii) for calendar years 2010-2012, (B) no allocations for calendar year 2013 or 2014 shall be made under Sections 3.5(a)(iii), (iv) or (v), and (C) all future allocations for 2013 and 2014 shall be made under Section 3.5(a)(viii) irrespective of the 2016 date limitation set forth therein;

(ii)           in respect of allocations being made for calendar years 2013 or 2014, then (A) no further allocations shall be made to Class A Units under Section 3.5(a)(iii) for such calendar year, (B) holders of Class B, C and D Units shall be entitled to receive an allocation under Section 3.5(a)(iv) in respect of such year of the lesser of (x) the amount remaining available for allocation and (y) 66.67% of the amount allocated to the holders of Class A Units for such calendar year under Section 3.5(a)(ii), (C) any additional allocations for such calendar year shall be made under Section 3.5(a)(v), and (D) allocations for all future years shall be made under Section 3.5(a)(viii) irrespective of the 2016 date limitation set forth therein; or

(iii)           in respect of allocations being made for calendar year 2015 under Section 3.5(a)(v), then (A) no further allocations shall be made to Class A Units under Section 3.5(a)(vi) for such calendar year, (B) holders of Class B, C and D Units shall be entitled to receive an allocation under Section 3.5(a)(vi) in respect of such period of the lesser of (x) the amount remaining available for allocation and (y) 66.67% of the amount allocated to the holders of Class A Units for such period under Section 3.5(a)(vi), and (C) any additional allocations for 2015 shall be made under Section 3.5(a)(vii) irrespective of the period limitation set forth therein.

(d)           For purposes of this Section 3.5, the following additional definitions shall apply:

(i)           “2010 Hurdle” means the result of (x) the sum of (A) $2,200,000 and (B) FAP divided by 90%, multiplied by (y) 83-1/3%;

(ii)          “2011 Hurdle” means the sum of (x) $2,200,000, (y) FIP times 20%, and (z) SAP divided by 90%;

(iii)         “2012 Hurdle” means the sum of (w) $2,200,000, (x) FIP times 20%, (y) FIIP times 20%, and (z) FIAP divided by 90%;

(iv)         “2015 Hurdle” means the result of (x) the sum of (A) $2,200,000 and (B) FAP divided by 90%, multiplied by (y) 16-2/3%;

(v)          “Annual Hurdle” shall mean the result of (a) the sum of the CP, FIP and  FIIP, (b) multiplied by 20%.

(vi)         “Base PBT” shall mean 2009 PBT (as defined in Section 2.1.3 of the Purchase Agreement).

(vii)        “Class A 2013 Shortfall Amount” shall mean the excess, if any, of (x) the sum of the 2010 Hurdle, 2011 Hurdle and 2012 Hurdle over (y) the aggregate amount of GAAP PBT allocated to the holders of Class A Units pursuant to Section 3.5(a)(ii) in respect of calendar years 2010, 2011 and 2012.

(viii)       “Class A 2014 Shortfall Amount” shall mean the excess, if any, of (x) the sum of the Annual Hurdle and the Class A 2013 Shortfall Amount over (y) the amount of GAAP PBT allocated to the holders of Class A Units pursuant to Section 3.5(a)(iii) in respect of calendar year 2013.

(ix)         “Class A 2015 Shortfall Amount” shall mean the excess, if any, of (x) the sum of the Annual Hurdle and the Class A 2014 Shortfall Amount over (y) the amount of GAAP PBT allocated to the holders of Class A Units pursuant to Section 3.5(a)(iii) in respect of calendar year 2014.

(x)          “CP”, “FAP”, “FIP”, “FIAP”, “FIIP” and “SAP” shall have the meaning ascribed to such terms in the Purchase Agreement.

(xi)         “Priority Satisfaction Event” shall mean (i) prior to the payment of the FIIP, if the allocation of GAAP PBT to Class A Units pursuant to Section 3.5(a) shall equal the result of (x) $19,000,000 plus (y) FAP divided by 90%, plus (z) SAP divided by 90% or (ii) after the payment of the FIIP, if the allocation of GAAP PBT to Class A Units pursuant to Section 3.5(a) shall equal the result of (w) the sum of CP, FIP, FIIP plus (x) FAP divided by 90%, plus (y) SAP divided by 90%, plus (z) FIAP divided by 90%.

Section 3.6             Company Acquisitions.

(a)             Consideration of Qualifying Proposals.  WWG may, from time to time, present to the Board, proposals for the Company to acquire businesses that are consistent with the Company’s Board-approved strategy.  If such proposal is a Qualifying Proposal (as defined below) and (x) the MDC Holdco Managers on the Board vote against approval of such acquisition or (y) MDC Partners (as defined in Section 4.1(a)) refuses to provide cash to fund the purchase price for such acquisition, such proposal shall be deemed a “Rejected Qualifying Proposal”.  For further clarity, the Members specifically agree that the failure of the Company and the potential acquisition target to come to terms, any Board requirement that the Company conduct thorough and complete due diligence, any Board requirement that adequate documentation and indemnification protection be provided to the Company or any MDC Partners requirement that the transaction structure be adjusted in respect of tax, finance, accounting or legal considerations, shall not be deemed to be grounds for a Qualifying Proposal to become a Rejected Qualifying Proposal.  In the event that three Qualifying Proposals made in good faith by WWG become Rejected Qualifying Proposals prior to March 1, 2013, an “Acquisition Failure Event” shall have been deemed to occur.   A “Qualifying Proposal” shall be a proposal to acquire a Person:

(i)                that has annual EBITDA margins of at least 20% over the prior two calendar years, and projected over the year of acquisition and the subsequent year,

(ii)               that has annual revenue growth of at least 15% over the prior two calendar years, and projected over the year of acquisition and the subsequent year,

(iii)              for which no Client Group (as defined in Section 10.4(e) below) in the trailing 12 months represents, nor is projected to represent in the next 12 months, more than 20% of revenues,

(iv)              for an effective purchase price multiple of less than 6.0x profit before tax,

(v)               that has an implied enterprise valuation at the time of acquisition of not more than $20 million;

(vi)              made at a time when the Company shall have had PBT (as defined and calculated pursuant to the Purchase Agreement) for the prior calendar year, and projected PBT (as defined and calculated pursuant to the Purchase Agreement) for the current year, of at least 80% of the then current Reference PBT.  Reference PBT for purposes of this condition shall be (i) 2009 PBT (as defined in the Purchase Agreement) for acquisition proposals made in 2010; the average of 2009 PBT and 2010 PBT (as defined and calculated in the Purchase Agreement) for acquisition proposals made in 2011; and the average of 2009 PBT, 2010 PBT and 2011 PBT (as defined and calculated in the Purchase Agreement) for acquisition proposals made in 2012 or later years; and

(vii)             the terms of which incorporate the following elements:

(A)	acquisition of a majority and control, with the right to require the remaining minority (non-binding put rights may be included);

(B)	no more than 60% of the projected purchase price is payable at closing, with the remaining purchase price contingent on the performance of the target over at least two years post-acquisition;

(C)
the target shall have sufficient and agreed upon working capital to operate its business post-closing in accordance with the target’s proposed operating and capital expenditure budget without additional borrowing;

(D)	the target will be debt-free at closing;

(E)	the purchaser shall be entitled to a priority return based on the purchase price for the initial purchase;

(F)	the seller(s) may be granted minority protections no more favorable than provided in this Agreement;

(G)	the seller(s) shall enter into protective covenant agreements reasonably acceptable to MDC Partners; and

(H)
MDC Partners shall be entitled to pledge its acquired equity and the assets of the target (and subsidiaries, if any) in connection with MDC Partners’ credit facilities and/or secured debt; the target shall be required to grant upstream guarantees in connection with such facilities and to participate in MDC Partners’ centralized cash management and banking program;

(b)           Effect of Acquisitions on Profit Allocation, Distributions.  In the event that the Company consummates an acquisition (a “Company Acquisition”), whether or not as a result of a Qualifying Proposal, the Members agree that the following shall be the basis pursuant to which GAAP PBT shall be allocated and cash generated from the operations of such Company Acquisitions (“Acquisition Cash Flow”) shall be utilized:

(i)              Payments of purchase price made by MDC Partners or one of its Affiliates shall be deemed a loan to the Company (an “Acquisition Loan”) made at an interest rate of 12%.  Any third party transaction expenses incurred in connection with the Company Acquisition shall be included as an Acquisition Loan;

(ii)             A separate calculation of GAAP PBT shall be made each year for each Company Acquisition (each such calculation, “Acquired Company GAAP PBT”); for the avoidance of doubt, (x) interest accruing on the Acquisition Loan in respect of any Company Acquisition shall be treated as an expense in the calculation of such Company Acquisition’s Acquired Company GAAP PBT and (y) to the extent any item of income or expense is included in the calculation of Acquired Company GAAP PBT, such item shall not also be included in the calculation of GAAP PBT for purposes of Section 3.5 except to the extent Acquired Company GAAP PBT is included back in GAAP PBT pursuant to clause (iii) below;

(iii)            As long as any Acquisition Loan remains outstanding or any Deferred Acquisition Consideration Liabilities (as defined in Section 10.4(e) below) remain in respect of a Company Acquisition, the Acquired Company GAAP PBT (whether positive or negative) for such Company Acquisition shall not be included in the GAAP PBT to be allocated pursuant to Section 3.5 above and instead shall be allocated 100% to the Class A Member and shall not be included in the calculations described in Section 3.5(a).  If no Acquisition Loan remains outstanding nor any Deferred Acquisition Consideration Liabilities remain in respect of a Company Acquisition, then the Acquired Company GAAP PBT for such Company Acquisition shall be included in the GAAP PBT to be allocated pursuant to Section 3.5 above;

(iv)            As long as a Acquisition Loan for a Company Acquisition is outstanding or any Deferred Acquisition Consideration Liability shall remain without a corresponding cash reserve (as described below), Acquisition Cash Flow from such Company Acquisition shall not be included generally in Cash Flow, but instead shall be allocated in the following manner: (A) first, to pay current interest and any interest arrearage on outstanding Acquisition Loans for such Company Acquisition, (B) second, as a contribution to Cash Flow specifically for the purpose of funding any necessary Tax Distribution relating to the allocation of Acquired Company GAAP PBT for such Company Acquisition, (C) third, as payment on the outstanding balance of the Acquisition Loans for such Company Acquisition and (D) fourth, as a contribution to a cash reserve to satisfy any Deferred Acquisition Consideration Liability for such Company Acquisition.   Upon payment in full of the Acquisition Loans for a Company Acquisition, and satisfaction in full of all Deferred Acquisition Consideration Liabilities (including for this purpose, any associated cash reserve) (collectively, “Debt Satisfaction”), any additional available Acquisition Cash Flow from such acquisition (“Acquisition Free Cash Flow”) shall be included in Cash Flow and become available for distribution in accordance with Section 3.4 hereof.  In the event that following Debt Satisfaction, but prior to delivery of a Call Exercise Notice or a Sale Request Acceptance Notice, (x) the Deferred Acquisition Consideration Liabilities is adjusted downward (other than as a result of a payment), an amount of cash equal to such adjustment shall be released from the cash reserve and shall be included in Cash Flow and become available for distribution in accordance with Section 3.4 or (y) the Deferred Acquisition Consideration Liabilities is adjusted upward, then the first sentence in this clause (iv) shall become effective until a sufficient cash reserve is established to satisfy such adjustment.

Each Company Acquisition shall be treated separately for purposes of this Section 3.6(b); however, each Acquisition Loan in respect of a single Company Acquisition shall be aggregated for purposes of this Section 3.6(b).

Section 3.7             Effective Time.  The Members agree that the provisions of this Article III shall apply from and after the Effective Time (as defined in Section 13.1).  Accordingly, GAAP PBT and any Profit or Losses of the Company in respect of the portion of calendar year 2010 prior to the Effective Time shall not be included in the calculations described in this Article III and shall be allocated solely to WWG and WWG2 in accordance with the Original Operating Agreement; provided, however, subject to Section 2.1.1(b) of the Purchase Agreement, no distributions shall be payable in respect of such GAAP PBT or Profits for such earlier period following the Effective Time.

ARTICLE IV
MANAGEMENT

Section 4.1             Management of the Company.

(a)           Except to the extent otherwise provided for herein, the powers of the Company shall be exercised by and under the authority of, and the business and affairs of the Company shall be managed under, the direction of the Managers of the Company. Notwithstanding the foregoing or any other provisions hereof to the contrary, until MDC Holdco or one of its Affiliates has purchased and paid for 100% of the Class B Units and Class C Units, the taking of any of the actions listed in clauses (i) through (x) below shall require the consent of both MDC Holdco and WWG.  The consent of MDC Holdco and WWG may be obtained by a vote at a meeting of the Members or by the written consent of MDC Holdco and WWG.

(i)           a sale, lease or other disposition of all or substantially all or a significant part of the assets or business of the Company or any subsidiary thereof, except in connection with (x) a sale, lease or other disposition of all or substantially all or a significant part of the assets or business or stock (an “MDC Sale”) of MDC Partners Inc. (“MDC Partners”); (y) an MDC Financing (as defined in Section 4.1(e) hereof) or the exercise of a default remedy under any agreement entered into in connection with an MDC Financing; or (z) any transfer by MDC Holdco or any of its Affiliates of their respective interest in the Company to another wholly-owned subsidiary of MDC Partners (an “MDC Internal Transfer”) (for purposes of this Agreement, in the event of any MDC Internal Transfer, the term MDC Holdco as used in this Agreement shall include any such transferee);

(ii)          a merger or consolidation of the Company with and into another Person or of another Person with and into the Company, except in connection with an MDC Sale, an MDC Internal Transfer or an MDC Financing;

(iii)         the authorization or issuance of additional Class A Units, Class B Units, Class C Units, Class D Units or other equity ownership interests in, or the granting of any other rights to participate in the proceeds of the sale of assets of the Company which are dilutive to WWG; or the incurring of debt for borrowed money in excess of the amount provided for in the approved annual operating budget or capital expenditure budget, except in connection with borrowings under the terms and conditions of the MDC Cash Management Program (and in compliance with Section 4.1(d) below);

(iv)         an acquisition by the Company or any of its subsidiaries of the stock, assets or business of another Person or any investment by the Company of funds or other assets in another Person (other than money market investments or their equivalent);

(v)          except as permitted under Section 14.4 hereof, a material amendment or modification to the Certificate or this Agreement;

(vi)         a relocation of the Company's primary offices outside of Broward County, Florida;

(vii)        the making of any loan to any employee of the Company or any of its subsidiaries other than reasonable travel and business expense advances in the ordinary course and consistent with past practices exceeding $10,000, in the aggregate, at any one time outstanding;

(viii)       any change in the name of the Company;

(ix)          entering into any business other than, or any transaction outside of, the normal business activities of the Company and any of its subsidiaries and related activities other than a MDC Internal Transfer;

(x)           the payment by the Company of any general management fee to any Member or one of such Member's Affiliates; or

(xi)          a fundamental change to the nature of the business of the Company and its subsidiaries, taken as a whole.

(b)           As long as this Agreement is in full force and effect, the Company shall keep on file at its principal office a copy of this Agreement. The Company shall make such copy available to any Member during normal business hours and upon reasonable advance written notice.

(c)           As long as this Agreement is in full force and effect, the Company and the Members agree that they shall cause any and all subsidiaries of the Company to comply with the provisions of this Section 4.1 as if such provisions were applicable to such subsidiary.

(d)           The parties hereto further agree that the operations of the Company and its subsidiaries shall be conducted (i) subject to Section 4.1(h) below, to participate in the overall cash management and banking program of MDC Holdco Partners as set forth on Schedule 4.1(d) hereto (the “MDC Cash Management Program”), and (ii) to comply on a timely basis with the financial reporting and budgeting procedures of MDC Holdco Partners as from time to time in effect, which procedures require the approval of an annual operating budget, capital expenditure budget and cash flow projections and require management of operating companies to seek approval prior to material deviations from such budgets.

(e)           Notwithstanding anything to the contrary contained in this Agreement, in consideration for the payment of the purchase price pursuant to the Purchase Agreement and for other good and valuable consideration, the parties hereto hereby (i) agree that MDC Partners  and/or any of its Affiliates, in connection with its or any of its Affiliates’ current or future credit facilities, debt offerings (including, without limitation, senior, subordinated or mezzanine debt issued in a public offering or a Regulation S or Rule 144A private placement) or any other debt agreements, shall be entitled to: (w) pledge or grant a security interest in or otherwise have a lien placed upon MDC Holdco’s Membership Interests; (x) pledge or grant a security interest in or otherwise have a lien placed upon the assets and properties of the Company and/or its subsidiaries; (y) assign all of its rights, benefit, title and interest in the Company and distributions therefrom, including, without limitation, all rights and claims pursuant to and under any Call to, or to an agent or representative on behalf of, its bank or lender or group of banks or group of lenders (as applicable and collectively, the “Lender”); and (z) have the Company and/or its subsidiaries provide guarantees and such other ancillary security and related documentation as reasonably required by the Lender from time to time (the items in (w), (x), (y) and (z) being collectively referred to as an “MDC Financing”); and (ii) consent unconditionally to (x) the granting of all security and the execution of all documents required in connection with an MDC Financing and the enforcement thereof, where applicable, by the Lender; and (y) any transaction by which the Lender becomes the absolute legal and beneficial owner of any Membership Interests which have been pledged or assigned by it.

(f)           MDC Partners shall cause sufficient working capital to be made available to the Company as shall be determined by the Board of Managers to be reasonably necessary to execute upon its approved annual operating and capital expenditure budgets, but in no event shall MDC Partners or any of its Affiliates be required to fund losses of the Company or any of its subsidiaries.  Such working capital shall be provided to the Company on terms consistent with the MDC Cash Management Program and accordingly, neither MDC Partners nor any of its Affiliates shall be required to provide working capital in the event that the consolidated cash balance of the Company in the MDC Cash Management Program is negative. The parties hereto further agree that the Company shall hereby adopt, and shall take appropriate steps to cause the employees of the Company to comply with, the Code of Conduct of MDC Partners, as the same may be amended from time to time.

(g)           The Company shall comply with all applicable federal, state and local laws and the Company shall provide reasonable assistance to MDC Partners and its Affiliates in their compliance with all applicable federal, state and local laws, including without limitation, the provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time.

(h)           The Company shall not take any of the actions described in Section 4.1(a) if such action would be reasonably be expected to have a material adverse effect on the value of the Class D Units that is disproportionate to the other Members unless (i) consented to by holders of a majority of the Class D Units or (ii) WWG and MDC Holdco have mutually agreed to such action in accordance with Section 4.1(a).

Section 4.2             Authority of Managers.  Unless specifically authorized by a resolution duly adopted by the Managers, no Manager, solely in his capacity as a Manager, shall have the authority or power to act as agent for or on behalf of the Company or any other Manager, to do any act which would be binding on the Company or any other Manager, to incur any expenditures on behalf of or for the Company, or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Company.

Section 4.3             Number and Qualifications of Managers.  As long as both of WWG own outstanding Units of the Company, there shall be five (5) Managers of the Company of which MDC Holdco shall be entitled to appoint three (3) Managers and WWG shall be entitled to appoint two (2) Managers (each Manager appointed by WWG must be a Principal or a full-time employee of the Company or one of its subsidiaries); thereafter the Managers shall be elected in accordance with Section 4.4.  No decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager.  None of the Managers need be Members of the Company or residents of the State of Delaware.  The initial designees of MDC Holdco are Rob Dickson, Michael Sabatino and David Doft.  The initial designees of WWG are Daniel K. Gregory and Stephen Groth.

Section 4.4             Election and Term of Service.  At each annual meeting of Members held in accordance with this Agreement, the Members may elect Managers to serve until the next succeeding annual meeting.  Subject to Section 4.3, the individuals receiving the greatest number of votes (determined by number of Units cast in favor) shall be the Managers.  Cumulative voting for the election of Managers shall not be permitted.  Each Manager elected shall serve as Manager for the term for which he is elected and until his successor shall have been elected by the Members and qualified or until his earlier death, resignation, retirement, disqualification or removal in accordance with this Agreement.

Section 4.5             Removal; Filling of Vacancies.  As long as WWG owns outstanding Units of the Company, only MDC Holdco can remove and replace its appointed Managers and only WWG can remove and replace its appointed Managers.  Following such time, the Members by the required vote as set forth in Section 5.5 shall be entitled to remove any Manager and to elect for the unexpired term of such Manager so removed another individual.  Upon the resignation, retirement or death of any of the Managers of the Company, subject to Section 4.3, the Members by the required vote as set forth in Section 5.5, shall be entitled to elect another Person for the unexpired term of such Manager.

Section 4.6             Place of Meetings.  Meetings of the Managers, annual, regular or special, may be held either in New York, NY or Fort Lauderdale, Florida, unless otherwise agreed to by the Managers (including, for as long as WWG own outstanding Units of the Company, at least one Manager appointed by MDC Holdco and one Manager appointed by WWG).

Section 4.7             Annual Meetings.  Annual meetings of the Managers, of which no notice shall be required, shall be held at the discretion of the Managers immediately following the annual meeting of Members for the purpose of designating officers of the Company and the transaction of any other business.

Section 4.8             Regular Meetings.  The Managers shall notify each of the Members of regular meetings of the Managers, which meetings shall be held at such times and places as may be fixed from time to time by resolution adopted by the Managers.  Except as otherwise provided by statute, any and all business may be transacted at any regular meeting.  The Managers shall be given reasonable notice of the date, time and place of any scheduled regular meeting.

Section 4.9             Special Meetings.  Special meetings of the Managers may be called by any Manager on not less than twenty-four hours’ notice to each Manager, either personally or by mail (overnight service), telegram, telephone, facsimile or similar communication.  Only business within the purpose or purposes described in the notice of special meeting of Managers may be conducted at the meeting.

Section 4.10           Quorum of and Action by Managers.  At all meetings of the Managers the presence of a majority of the number of Managers fixed by or in the manner provided by this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business.  Unless otherwise specifically required by law or this Agreement, the act of a majority of Managers present at a meeting at which a quorum is present shall be the act of the Managers; provided that such majority includes the affirmative vote of one MDC Holdco Manager.  If a quorum shall not be present at any meeting of the Managers, the Managers present may adjourn the meeting to another time by giving reasonable notice of the date, time and place of the adjourned meeting to all Managers. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

Section 4.11           Approval or Ratification of Acts or Contracts by Members.  The Managers, in their discretion, may submit any act or contract for approval or certification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and subject to the provisions of Section 4.1(a), any act or contract that shall be approved or ratified by the holders of a majority of the Units entitled to vote thereon or such greater percentage as may be provided by any other applicable provision of this Agreement shall be as valid and binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

Section 4.12          Action Without a Meeting.  Subject to Section 4.1(a), any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting, with prior notice of such contemplated action to each of the Managers (with no requirement to provide copies to any additional persons described in Section 14.1 or otherwise), and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the minimum number of Managers that would have been required to approve such action at a meeting and the writing or writings are filed with the minutes of proceedings of the Managers.  A telegram or similar transmission by a Manager, or a photographic, pdf, facsimile or similar reproduction of a writing signed by a Manager, shall be regarded as signed by the Manager for purposes of this Section 4.12.

Section 4.13           Telephone Meetings.  Any Manager may participate in any meeting of Managers by using conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 4.14           Interested Managers and Officers.  No contract or transaction between the Company and one or more of its Managers or between the Company and any other Person in which one or more of its Members, Managers or officers are shareholders, partners, members, directors, managers or officers, or have a financial or equity interest, shall be void or voidable solely for this reason, or solely because the Manager is present at or participates in the meeting of the Managers which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) all material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Managers, and the Managers in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested Managers, even though the disinterested Managers be less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Members entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of a majority of the disinterested holders of Units entitled to vote thereon or such greater percentage as may be provided by any other applicable provision of this Agreement; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Managers or the Members.

Section 4.15           Manager’s Compensation.  No Manager shall be entitled to receive any compensation for attendance at meetings of the Managers or otherwise serving as a Manager. Nothing in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving proper compensation therefor.

Section 4.16           Time Devoted to Company.  The Managers shall devote such time to Company business as they deem necessary to manage and supervise the business and affairs of the Company in an efficient manner; but nothing in this Agreement shall preclude the employment of any agent, third party or Affiliate to manage or provide other services with respect to the Company’s assets or business as the Managers shall determine.

Section 4.17          Liability of Managers.  Except as expressly provided under the Act, no Manager shall be liable for the debts, liabilities, contracts or other obligations of the Company; provided, however, that each Manager shall be liable for any debts, liabilities, contracts or other obligations of the Company incurred or agreed to by such Manager without authorization and in violation of Section 4.2 of this Agreement.

ARTICLE V
MEETINGS OF MEMBERS

Section 5.1             Annual Meetings.  An annual meeting of the Members shall be held on such date, at such time and at such place as shall be determined by the Managers and stated in the notice of the meeting.  At such meeting, the Members shall elect the Managers (subject to Section 4.3 above) and transact such other business as may properly be brought before the meeting.

Section 5.2            Special Meetings.  Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, the Certificate or this Agreement, may be called by any Manager or Member.  Only business within the purpose or purposes described in the notice of special meeting of Members may be conducted at the meeting.

Section 5.3             Place of Meetings.  Meetings of Members shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Managers or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, the Members agree that such meetings of Members shall be held in New York, NY, unless otherwise agreed upon by the Members.

Section 5.4             Notice of Meetings.  Written or printed notice stating the place, day and hour of each meeting of the Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of any Manager or individual calling the meeting, to each Member entitled to vote at the meeting; provided, however, that notice of any meeting shall not be required if all Members not receiving notice waive any and all requirements for giving notice of such meeting of the Members.

Section 5.5             Quorum of and Action by Members.  With respect to any matter, the holders of at least a majority (or such higher percentage as may be required by law or any other provision of this Agreement, including Section 4.1(a) above) of the Units entitled to vote on that matter, present in person or represented by proxy shall constitute a quorum of each meeting of Members for the transaction of business with respect to that matter.  Unless otherwise provided in this Agreement, the Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and place as may be determined by a vote of the holders of a majority of the Units represented in person or by proxy at that meeting.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally convened.  Except as otherwise specifically provided in this Agreement (including without limitation, the provisions of Section 4.1(a) hereof) or under applicable law, with respect to any matter the affirmative vote or consent of the holders of a majority of the Units entitled to vote on that matter and represented in person or by proxy at a meeting of Members at which a quorum is present shall be the act of the Members.  Unless otherwise provided in this Agreement, once a quorum is present at a meeting of Members, the Members represented in person or by proxy may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any Member or the refusal of any Member represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

Section 5.6             Action Without a Meeting.  Any action required by the Act to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of Members, may be taken without a meeting, with prior notice of such contemplated action to each of the Members thereof (with no requirement to provide copies to any additional persons described in Section 14.1 or otherwise), and subject to Section 4.1(a), without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members holding a majority of all of the Units (or if a higher percentage of Units is required to take action, such higher percentage).  A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section 5.6.

Section 5.7             Telephone Meetings.  Subject to the provisions of applicable law and this Agreement regarding notice of meetings, a Member may participate in any meeting by using conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting, except when a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE VI
OFFICERS

Section 6.1             Officers.  The Managers may designate one or more individuals (who may or may not be Managers) to serve as officers of the Company.  The Company shall have such officers as the Managers may from time to time determine.  Any two or more offices may be held by the same individual.  An officer of the Company shall have the duties and responsibilities consistent with his position and shall perform such duties and responsibilities as shall from time to time be prescribed or delegated to him by the Managers, subject to the terms of any employment agreement with the Company or one of its subsidiaries to which such officer may be a party. The parties hereto hereby initially designate those persons identified on Schedule 6.1 as officers of the Company.

ARTICLE VII
ACCOUNTING AND TAX MATTERS; REPORTS; BANKING

Section 7.1          Books and Records.  At all times during the continuance of the Company, the Company shall maintain and cause each of its subsidiaries, if any, to maintain, at their respective principal place of business, separate books of account that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of their respective businesses in accordance with United States generally accepted accounting principles, consistently applied from year to year (“GAAP”).  Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company, shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s interest as a Member of the Company.

Section 7.2         Capital Accounts.  An individual capital account (the “Capital Account”) shall be maintained by the Company for each Member as provided below:

(a)          Each Member's Capital Contributions when made shall be credited to such Member’s Capital Account.  The Capital Account of each Member shall, except as otherwise provided in this Agreement, be (i) credited with the amount of cash and the fair market value of any property contributed to the Company by such Member or its predecessor in interest (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (ii) credited with the amount of any Profits allocated to such Member or its predecessor in interest for federal income tax purposes, (iii) debited by the amount of any Losses allocated to such Member or its predecessor in interest for federal income tax purposes, (iv) debited by such Member’s (or such predecessor’s) allocable share of expenditures of the Company not deductible in computing the Company’s taxable income and not properly chargeable as capital expenditures, including any nondeductible book amortization of capitalized costs, and (v) debited by the amount of cash or the fair market value of any property distributed to such Member its predecessor in interest (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code).  Immediately prior to any distribution of property by the Company, the Members’ Capital Accounts shall be adjusted, as required by Treasury Regulation 1.704-1(b)(2).

(b)          Any adjustments of basis of Company property provided for under Sections 734 and 743 of the Code and comparable provisions of state law (resulting from an election under Section 754 of the Code or comparable provisions of state law) shall not affect the Capital Accounts of the Members except to the extent required by Treasury Regulation § 1.704-1(b)(2)(iv)(m), and the Members’ Capital Accounts shall be debited or credited pursuant to the terms of this Section 7.2 as if no such election had been made.

(c)           It is the intention of the parties that the Capital Account of each Member be kept in the manner required under Treasury Regulation § 1.704-1(b)(2)(iv).

(d)           Capital Accounts shall be adjusted, in a manner consistent with this Section 7.2, to reflect any adjustments in items of Company Profits, Losses, income, gain or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

(e)           The “Unit Capital Account” of any Unit owned by a Member shall be equal to the Capital Account of such Member divided by the number of Units owned by such Member.  Upon a transfer of Class A Units, Class B Units, Class C Units or Class D Units, as the case may be, pursuant to Article X hereof, an allocable portion of the Class A Member’s, Class B Member’s, Class C Member’s or Class D Member’s Capital Account, as the case may be, with respect to such Units shall be transferred to the purchaser of such Units.

Section 7.3           Tax Matters Partner.  The Managers shall appoint one of the Members as the tax matters partner (“TMP”) under Section 6231 of the Code, and until the Managers shall appoint another Member, such TMP shall be MDC Holdco.  The TMP shall inform each other Member of all significant tax matters that may come to its attention (including, without limitation, any tax audits of the Company) and shall forward to each other Member copies of all written communications it may receive in that capacity.  Nothing in this Section 7.3 shall limit the ability of any Member to take any action in its individual capacity with respect to tax audit matters that is left to the determination of an individual Member under Sections 6221 through 6233 of the Code or under any similar state or local provision.  The TMP shall be entitled to the indemnification provided by the Company as set forth in Article XI.

Section 7.4           Tax Elections.  The TMP shall make the following elections on behalf of the Company:

(a)           To elect the fiscal year ending December 31 as the Company’s fiscal year;

(b)           To elect the accrual method of accounting and partnership tax treatment;

(c)           To elect under Section 754 of the Code to adjust the basis of the Company’s assets pursuant to Sections 734 and 743 of the Code.

(d)           To elect with respect to such other federal, state and local tax matters as the Managers shall determine from time to time.

Section 7.5         Bank Accounts; Investment of Company Funds.  The Managers shall cause one or more accounts to be maintained in the name of the Company in one or more banks, which accounts shall be used for the payment of expenditures incurred in connection with the business of the Company and in which shall be deposited any and all receipts of the Company.  All amounts shall be and remain the property of the Company and shall be received, held and disbursed for the purposes specified in this Agreement.  There shall not be deposited in any of such accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds.  The Managers may invest or cause to be invested the Company funds in any manner which the Managers deem appropriate, in their discretion, and is consistent with prudent business practices.  Notwithstanding anything in this Section 7.5 to the contrary, the Company and/or its subsidiaries shall maintain such accounts and deposit the funds of the Company and its subsidiaries in such manner as may be required or advisable in connection with (i) the MDC Cash Management Program during the Company’s participation in the program or (ii) an MDC Financing.

Section 7.6         Signature of Negotiable Instruments.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by this Agreement and as from time to time may be prescribed by resolution (whether general or special) of the Managers.

ARTICLE VIII
COVENANTS OF THE MEMBERS

Section 8.1         Independent Accountants.  Notwithstanding anything to the contrary in this Agreement, MDC Holdco shall be entitled to appoint the independent public accountants of the Company to audit the Company’s financial statements.
 ARTICLE IX
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 9.1         Dissolution.  The Company shall be dissolved upon the first to occur of either of the approval of the Members or the entry of a decree of judicial dissolution under the Act.  As promptly as possible following the occurrence of either of the foregoing events effecting the dissolution of the Company, a Manager of the Company shall execute a statement of intent to dissolve, in such form as shall be prescribed by the Secretary of State of Delaware.

Section 9.2         Liquidation.  Upon dissolution of the Company, the Members shall appoint a Manager as liquidating trustee, who shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.  After making payment or provision for all debts and liabilities of the Company, if determined to be necessary under the circumstances by the Managers, the Members’ Capital Accounts shall be adjusted by debiting or crediting each Member’s Capital Account with its respective share of the hypothetical gains or losses resulting from the assumed sale of all remaining assets of the Company for cash at their respective fair market values as of the date of dissolution of the Company in the same manner as gains and losses on actual sales of such properties are allocated under Section 3.3, Section 3.5 and Section 3.6 hereof.  The liquidating trustee shall then by payment of cash or property make distributions to the Members in accordance with their respective Capital Accounts.  Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation.  Notwithstanding any provisions in this Agreement to the contrary, no Member shall be obligated to restore a deficit balance in its Capital Account at any time.  The proceeds of liquidation shall be distributed, as realized, in the manner provided in the Act, subject to the applicable provisions of Section 3.4.  Subject to the immediately following sentence, the Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Sections 3.3, 3.5 and 3.6 hereof, as before liquidation.  Notwithstanding anything to the contrary herein, the Managers shall in their good faith discretion (and in a manner which reflects the economic interests of the Members consistent with the intent of the transactions set forth in this Agreement and the Purchase Agreement) allocate items of income, gain, deduction, and loss for the year of liquidation (and for earlier years if necessary to the extent then possible) so as to give Members positive Capital Account balances, immediately before the distributions provided for in the second preceding sentence, equal to the amount (if any) that would be distributed to Members if distributions were made in accordance with Section 3.4(a) and (b) hereof.  In the event that such Manager is unable to perform in his capacity as liquidating trustee due to bankruptcy, dissolution, death, adjudicated incompetency or any other termination of such Manager as an entity, the liquidating trustee shall be a Person approved by the unanimous vote of the Membership Interests.  With respect to this provision, the term “liquidation” shall have the same meaning as set forth in Treasury Regulation §1.704-1(b)(2)(ii) as in effect at such time, provided that the events specified in Section 10 shall not be deemed a “liquidation”.

Section 9.3         Termination.  The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article IX, and the Certificate shall have been canceled in the manner required by the Act.

Section 9.4         Claims of the Members.  Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE X
RESTRICTIONS ON TRANSFERS; LIQUIDITY RIGHTS

Section 10.1       Assignment by the Members.  For so long as WWG owns Units, no Class A Unit shall be sold or transferred without the consent of WWG, except in connection with (i) an MDC Sale, (ii) an MDC Holdco Internal Transfer, (iii) a sale described in Section 10.2(c) or (iv) an MDC Financing or the exercise of a default remedy under any agreement entered into in connection with an MDC Financing.  Except as set forth in Section 10.2(c), no Class B Unit, Class C Unit or Class D Unit shall be sold, transferred, assigned, pledged or otherwise disposed of, in whole or in part, without the written consent of MDC Holdco to such transfer (or, in the case of a Class D Unit, in accordance with the Profits Interest Plan).  Any purported transfer by WWG, WWG2 or other permitted holder of Class B Units, Class C Units or Class D Units of all or any of its Units, any purported assignment by WWG, WWG2 or other permitted holders of Class B Units, Class C Units or Class D Units of any of its rights under this Agreement, and any purported delegation by WWG, WWG2 or other permitted holders of Class B Units, Class C Units or Class D Units of any of its duties or obligations under this Agreement (which shall in no way relieve WWG, WWG2 or such other permitted holder of Class B Units, Class C Units or Class D Units of responsibility for the performance of any such duties and obligations), in contravention of any of the provisions of this Agreement, will be null and void ab initio and of no force and effect.  Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the indirect sale of Units as part of any transaction involving a change of control of MDC Partners or its successors.

Section 10.2       Put Rights of WWG/Call Rights of MDC Holdco.

(a)         MDC Holdco Call of Class B Units.  At any time on or after March 1, 2013 (the "Call Period"), MDC Holdco shall have the right (but not the obligation) to require WWG and WWG2 to sell to it (a "Call"), all of the remaining Class B Units owned by WWG and WWG2.  MDC may exercise the Call at any time during the Call Period, and may do so by delivering written notice of exercise (a "Call Exercise Notice") to WWG and WWG2 during the Call Period.   The purchase and sale of such Units upon the exercise of this Call shall be made in accordance with the provisions set forth in Section 10.4.

(b)         MDC Holdco Call of Class C Units.  At any time during the Call Period, MDC Holdco shall also have the right (but not the obligation) to exercise a Call for all of the remaining Class C Units owned by WWG.  MDC may exercise the Call at any time  during the Call Period, and may do so by delivering a Call Exercise Notice to WWG during the Call Period.   The purchase and sale of such Units upon the exercise of this Call shall be made in accordance with the provisions set forth in Section 10.4.

(c)         WWG Sale Request. At any time on or after March 1, 2015 (or in the event of an Acquisition Failure Event (as defined in Section 3.6), at any time on or after March 1, 2013) (the “Sale Request Period”), in the event that MDC Holdco shall not have exercised its Call right with respect to all of WWG’s Class B Units or Class C Units, WWG shall have the right (but not the obligation) to request that MDC Holdco to purchase from it and WWG2 (a “Sale Request”) any or all of their remaining Class B Units and Class C Units.  WWG may make a Sale Request by delivering written notice (a “Sale Request Notice”) to MDC Holdco at any time during the applicable Sale Request Period; provided that WWG may not make more than one Sale Request in any 12-month period.  MDC Holdco shall have thirty (30) days following receipt of the Sale Request Notice to accept WWG’s Sale Request, which acceptance shall be exercised by delivering written notice (a “Sale Request Acceptance Notice”) to WWG within such thirty day period.  If such Sale Request Acceptance Notice is delivered (an “Accepted Sale Request”), the Class B Units and/or Class C Units shall be sold to MDC Holdco in accordance with the provisions set forth in Section 10.4, with the date of delivery of the Sale Request Acceptance Notice being the exercise date.  In the event that MDC Holdco shall not have delivered a Sale Request Acceptance Notice during such thirty (30) day period, then (i) WWG shall have the right for twelve (12) months to solicit bona-fide offers for a sale of its Class B Units and Class C Units, WWG’s Class B Units and of the Class D Units by the holders of such Class D Units, to an unaffiliated third party (the “Prospective Purchaser”), (ii) upon the receipt of such offer, WWG shall deliver written notice (a “Third Party Offer Notice”) of such offer to MDC Holdco, which notice shall identify the Prospective Purchaser and shall describe the material terms of such offer, (iii) for a period of ten (10) days after receipt of the Third Party Offer Notice, MDC Holdco shall have the right to deliver a Sale Request Acceptance Notice and (x) if such Sale Request Acceptance Notice is delivered, MDC Holdco shall acquire the Class B and/or Class C Units as described above and no Member shall be permitted to consummate a sale to the Prospective Purchaser or (y) if a Sale Request Acceptance Notice is not delivered, WWG shall, for a period of one hundred twenty (120) days, be permitted to consummate the sale of its Class B Units and/or Class C Units, WWG2 and the holders of Class D Units shall be permitted to sell their Class B Units and Class D Units, respectively, to such Prospective Purchaser, and WWG shall have the right to require MDC Holdco to sell its Units to such Prospective Purchaser on substantially the same terms and conditions (taking into account the economic differences, if any, between Units) provided that MDC Holdco is able to obtain all necessary approvals, including the approval of its lenders.

Section 10.3         Binding Obligations Upon Exercise of a Call or an Accepted Sale Request.  Upon the proper delivery of a Call Exercise Notice or a Sale Request Acceptance Notice, WWG and WWG2 shall be obligated to sell to MDC Holdco, and MDC Holdco shall be obligated to purchase from WWG and WWG2, the Units subject to the Call or Accepted Sale Request, as applicable, pursuant to the terms of this Article X.

Section 10.4         Put/Call Purchase Price.

(a)           Calculation/ Payment of the Put/Call Purchase Price for Class B Units.  In connection with the exercise of a Call under Section 10.2(a) or an Accepted Sale Request for Class B Units, MDC Holdco shall calculate and pay to WWG and WWG2, in the aggregate (payable to them pro rata in accordance with the number of Class B Units held by them), the following amounts (collectively, with respect to any such Call or Accepted Sale Request, the "Class B Put/Call Purchase Price"):

(i)         within 30 calendar days following the determination of PBT for YP-1 becoming final and binding on the parties hereto, but in no event earlier than the Put/Call Closing Date, an amount (the “First Class B Payment”) equal to:

             AP x (4.0 x (Adjusted PBT for YP-1) –Acquisition Liabilities)
                3

(ii)         within 30 calendar days following the determination of PBT for YP becoming final and binding on the parties hereto, but in no event earlier than the Put/Call Closing Date, an amount (the “Second Class B Payment”) equal to:

{AP x (4.0 x ((Adjusted PBT for YP-1) + (Adjusted PBT for YP)) – Acquisition Liabilities)} – First Class B Payment
               3

(iii)         within 30 calendar days following the determination of PBT for YP+1 becoming final and binding on the parties hereto, an amount (the “Final Class B Payment”)  equal to:

(x)  the result of:

AP x (AM x ((Adjusted PBT for YP-1) + (Adjusted PBT for YP) + (Adjusted PBT for YP+1)) – Acquisition Liabilities)
3

minus (y) (First Class B Payment + Second Class B Payment)

(b)          Calculation/ Payment of the Put/Call Purchase Price for Class C Units.  In connection with the exercise of a Call under Section 10.2(b) or an Accepted Sale Request for Class C Units, MDC Holdco shall calculate and pay to WWG the following amounts (collectively, with respect to any such Call or Accepted Sale Request, the "Class C Put/Call Purchase Price"; the Class B Put/Call Purchase Price and the Class C Put/Call Purchase Price are referred to in this Agreement as a “Put/Call Purchase Price”):

(i)           within 30 calendar days following the determination of PBT for YP-1 becoming final and binding on the parties hereto, but in no event earlier than the Put/Call Closing Date, an amount (the “First Class C Payment”) equal to:

              AP x (4.0 x (Adjusted PBT for YP-1) –Acquisition Liabilities)
               3

(ii)          within 30 calendar days following the determination of PBT for YP becoming final and binding on the parties hereto, but in no event earlier than the Put/Call Closing Date, an amount (the “Second Class C Payment”) equal to:

{AP x (4.0 x ((Adjusted PBT for YP-1) + (Adjusted PBT for YP)) – Acquisition Liabilities)} – First Class C Payment
               3

(iii)         within 30 calendar days following the determination of PBT for YP+1 becoming final and binding on the parties hereto, an amount (the “Final Class C Payment”)  equal to:

(x)  the result of:

AP x (AM x ((Adjusted PBT for YP-1) + (Adjusted PBT for YP) + (Adjusted PBT for YP+1)) – Acquisition Liabilities)
3

minus (y) (First Class C Payment + Second Class C Payment)

; provided, however, for purposes of making each of the calculations in this Section 10.4(b), in no event shall any of Adjusted PBT for YP-1, Adjusted PBT for YP or Adjusted PBT for YP+1 be greater than PBT Limit; provided, further than the Class C Put/Call Purchase Price shall not, with respect to any Call or Accepted Sale Request, exceed the result of (i) AP multiplied by (ii) AM multiplied by (iii) the PBT Limit.

(c)          Additional Put/Call Purchase Price for Class C Units.  In connection with the exercise of a Call under Section 10.2(b) or an Accepted Sale Request for Class C Units, MDC Holdco shall calculate and pay to WWG, in respect of its Class C Units, the following additional amounts of Put/Call Purchase Price, to the extent applicable:

With respect to unissued Class D Units as of the delivery of a Call Exercise Notice or a Sale Request Acceptance Notice:

(i)           within 30 calendar days following the determination of PBT for YP-1 becoming final and binding on the parties hereto, but in no event earlier than the Put/Call Closing Date, an amount (the “First True-Up Payment”) equal to:

(x)          the result of:

(Unissued AP divided by AP)

multiplied by

(y)           the result of:

           [AP x (4.0 x (Adjusted PBT for YP-1) –Acquisition Liabilities)] – First Class C Payment
             3

(ii)          within 30 calendar days following the determination of PBT for YP becoming final and binding on the parties hereto, but in no event earlier than the Put/Call Closing Date, an amount (the “Second True-Up Payment”) equal to:

(x)          the result of:

(Unissued AP divided by AP)

multiplied by

(y)          the result of:

(A)          the result of

{AP x (4.0 x ((Adjusted PBT for YP-1) + (Adjusted PBT for YP)) – Acquisition Liabilities)}
               3

minus

(B)          the result of

(First Class C Payment + Second Class C Payment)

with the result of (x) multiplied by (y), then reduced by

(z)          the First True-Up Payment

(iii)          within 30 calendar days following the determination of PBT for YP+1 becoming final and binding on the parties hereto, an amount (the “Third True-Up Payment”)  equal to:

(x)          the result of:

(Unissued AP divided by AP)

multiplied by

(y)         the result of:

(A)          the result of

AP x (AM x ((Adjusted PBT for YP-1) + (Adjusted PBT for YP) + (Adjusted PBT for YP+1)) – Acquisition Liabilities)
3

minus

(B)          the result of

(First Class C Payment + Second Class C Payment + Final Class C Payment)

with the result of (x) multiplied by (y), then reduced by

(z)          (First True-Up Payment + Second True-Up Payment)

With respect to Class D Units that are purchased by MDC Holdco after the delivery of a Call Exercise Notice or a Sale Request Acceptance Notice in respect of the Class C Units:

(iv)         within 7 calendar days following the Final Payment of Put/Call Purchase Price (each as defined in the applicable Restricted Unit Award Agreement for a holder of Class D Units) for any Call pursuant to Section 2(f) of the Restricted Unit Award Agreement, or any Put or Call involving a purchase by MDC Holdco directly from the Participant (as defined in the Restricted Unit Award Agreement) for which the Payout Factor (as defined in the Restricted Unit Award Agreement) is less than 100%, in each case that occurs after the delivery of a Call Exercise Notice or a Sale Request Acceptance Notice for the Class C Units, MDC Holdco shall pay the holders of Class C Units the difference between (x) the amount that such holder of Class D Units would have received under their Restricted Unit Award Agreement had such Put or Call been calculated as a Call under Section 2(e) of the Restricted Unit Award Agreement and the Payout Factor were 100% and (y) the total Put/Call Purchase Price received by such holder of Class D Units (collectively, the payments made to holders of Class C Units under this clause (iv), the “Final True-Up Payments”).

(d)          If any calculation of the Put/Call Purchase Price results in an amount which is equal to less than zero, such Put/Call Purchase Price payment shall be deemed to be zero and accordingly the seller of the Units pursuant to such Put or Call shall not be under any obligation to pay such negative amount (expressed as a positive number).

(e)          Other Definitions.

(i)          “Acquisition PBT” for any period, for any Company Acquisition, shall mean the PBT associated with such Company Acquisition for such period; for the avoidance of doubt, interest accruing on the Acquisition Loans in respect of such Company Acquisition shall not be treated as an expense in the calculation of such Company Acquisition’s Acquisition PBT.

(ii)         “Acquisition Liabilities” shall mean the sum of (x) the outstanding balance of all Acquisition Loans as of the Put/Call Closing Date and (y) the sum of all Deferred Acquisition Consideration Liabilities for all Company Acquisitions (net of any cash reserve associated with such liabilities as described in Section 3.6(b)) as of the Put/Call Closing Date; provided, however, for purposes of calculating the Final Class B Payment, the Final Class C Payment or the Third True-Up Payment, the Deferred Acquisition Consideration Liabilities in clause (y) shall be measured as of December 31 of YP+1, but shall add back to such amount any payments of deferred acquisition consideration actually made between the Put/Call Closing Date and December 31 of YP +1 to the extent such payments were satisfied by a source other than the associated cash reserve.

(iii)        “Adjusted PBT” for any year shall mean (x) the PBT for such year exclusive of all Acquisition PBT plus (y) for each Company Acquisition, the Annualized Acquisition PBT for such Company Acquisition.

 (iv)       "AM" shall mean the applicable multiple and equal:

(w)        4.0, if the Average Annual PBT Growth Rate is less than or equal to 5%;

(x)          4.25, if the Average Annual PBT Growth Rate is greater than 5%, but less than or equal to 10%;

(y)         4.5, if the Average Annual PBT Growth Rate is greater than 10%, but less than or equal to 15%;

(z)          5.0, if the Average Annual PBT Growth Rate is greater than 15%;

; provided, however, the value of AM determined above shall be further adjusted based on the following:

(A)         if Revenue for any Client Group for the period YP and YP+1 exceeds 30% of the total Revenue of the Company during such period, then AM shall be reduced by 0.5; provided, however, AM shall not be reduced to lower than 4.5 as a result of such reduction; or

(B)         if no Client Group has generated Revenue for the Company during the period YP and YP+1 greater than or equal to 30% of the total Revenue of the Company during such period, then AM shall be increased by 0.5.

For purposes of making the calculation described in clauses (A) and (B) above, Revenue shall be deemed to include Revenue from any Company Acquisition on a pro forma basis for any period during YP or YP+1 that occurred prior to the consummation of such Company Acquisition.

(v)          “Annualized Acquisition PBT” shall mean, with respect to any Company Acquisition, (x) the total Acquisition PBT for such Company Acquisition for the applicable portion of the Measuring Period in which the Company Acquisition was included in the Company’s consolidated results, divided by (y) the number of months during the Measuring Period in which the Company Acquisition was included in the Company’s consolidated results, with such result multiplied by (z) 12.

 (vi)        "Applicable Percentage" or "AP" shall mean (x) the number of Class B Units or Class C Units, as the case may be, being sold pursuant to a Call or an Accepted Sale Request, divided by (y) the total number of authorized Class A Units, Class B Units and Class C Units.

(vii)        "Average Annual PBT Growth Rate" shall mean, for purposes of calculating any Put/Call Purchase Price, the result of (x) the sum of (1) PBT for YP+1 divided by PBT for YP, and (2) PBT for YP divided by PBT for YP-1, multiplied by (y) 50%; provided, however, for purposes of making this calculation Acquisition Company PBT shall only be included in PBT in the following manner:

(A)         if the Company Acquisition occurred prior to calendar year YP-1, then it shall be included for all periods YP-1, YP and YP+1;

(B)         if the Company Acquisition occurred during the first six months of calendar year YP-1:  (x) Acquisition Company PBT shall be calculated on a pro forma basis for YP-1 to include the portion of YP-1 pre-acquisition, and (y) Acquisition PBT shall be included for periods YP and YP+1;

(C)          if the Company Acquisition occurred during the last six months of calendar year YP-1: (x) no Acquisition Company PBT shall be included in clause (1) above for YP-1 or YP; and (y) Acquisition PBT shall be included for purposes of clause (2) above for periods YP and YP+1;

(D)          if the Company Acquisition occurred during the first six months of calendar year YP:  (x) no Acquisition Company PBT shall be included in clause (1) above for YP-1 or YP; (y) for purposes of clause (2) above, Acquisition Company PBT for YP shall be calculated and included on a pro forma basis to include the portion of YP pre-acquisition, and (z) Acquisition PBT shall be included for period YP+1; or

(E)          if the Company Acquisition occurred during the last six months of calendar year YP or during YP+1, no Acquisition Company PBT shall be included for any of YP-1, YP or YP+1.

(viii)      “Client Group” for any client of the Company, shall mean such client and each other client of the Company that is part of the same group of companies that  conducts business through more than one entity, division or operating unit, whether or not separately incorporated.

(ix)         “Deferred Acquisition Consideration Liabilities” shall mean, as of any date, the current estimated deferred acquisition consideration (including earn-outs) accounted for in the financial statements of MDC Partners in respect of any Company Acquisition.

(x)         "Measuring Period" shall mean the calendar years included in the applicable Put/Call Purchase Price calculation under Section 10.4(a), 10.4(b) or 10.4 (c)(i)-(iii) above.

(xi)         “PBT” for any relevant period shall mean the consolidated net income (loss) of the Company and its subsidiaries (if any) before provision for all federal and state income taxes for such period, determined in accordance with GAAP; provided, however, in making the foregoing determinations:

(1)          neither the proceeds from nor any dividends or refunds with respect to, nor any increases in the cash surrender value of, any life insurance policy under which the Company, or any subsidiary thereof (or any predecessor entity), is the named beneficiary or is otherwise entitled to recovery, shall be included as income, and the premium expense related to any such life insurance policy shall not be treated as an expense;

(2)          intercompany management fees charged by MDC Holdco or any of its Affiliates (as defined in Section 13.1 hereof) to the Company or any of its subsidiaries, shall not be treated as an expense, unless such fees have been approved by the parties in accordance with this Agreement, and such fees replace an expense that would otherwise be paid by the Company to a third party;

(3)          any Losses (as defined in Section 7.2 of the Purchase Agreement) of a Purchaser Indemnified Party (as defined in Section 7.2 of the Purchase Agreement) which give rise to an indemnity payment pursuant to the indemnification provisions of Section 7.2 of the Purchase Agreement and which are fully assumed by WWG and/or the Principals or as to which such Purchaser Indemnified Party has been reimbursed (by offset or otherwise), shall not be treated as an expense, and there shall be excluded from income any amount received by such Purchaser Indemnified Party pursuant thereto;

(4)          any indemnity payments made by a Purchaser Indemnified Party to any Company Indemnified Party (as defined in Section 7.3 of the Purchase Agreement) shall not be treated as an expense;

(5)          there shall be no charge against income for the payment or accrual of any component of any Purchase Price payment pursuant to the Purchase Agreement or any component of any Put/Call Purchase Price payment;

(6)          the fees and disbursements of the Company’s attorneys, accountants and financial advisors incurred prior to or after the Closing (as defined in Section 2.3 of the Purchase Agreement) in connection with the formation and organization of the Company and the Subsidiaries and the negotiation, preparation and execution of the Purchase Agreement and the other documents delivered at such Closing that have either (x) been expensed and paid prior to such Closing or (y) accrued for on the Closing Balance Sheet (as defined in the Purchase Agreement), shall not be treated as an expense;

(7)          the income (loss) of any subsidiary of the Company whose results of operations are required to be consolidated with that of the Company under GAAP shall be included only in proportion to the Company’s direct or indirect ownership in such subsidiary;

(8)          any extraordinary or non-recurring gains or losses, gains or losses from the sale of any capital assets, and any gains or losses recognized by the Company or any of its subsidiaries in connection with the sale or other disposition of any investments by the Company or any of its subsidiaries shall be excluded from income;

(9)          the fees and expenses of (1) the Accountants in preparing the Special Determination or any Annual Determination (each as defined in the Purchase Agreement) or (2) any audit performed in connection with the Sarbanes-Oxley Act of 2002, as amended or modified from time to time, or any successor statute, and any rules and regulations promulgated thereunder, in excess of $50,000 in any calendar year, shall not be treated as an expense; and

(10)        in the event that the Company or any of its subsidiaries acquires any other Person pursuant to a purchase of assets or stock, merger or similar transaction (an “Acquired Business”) on or after the date of this Agreement, the calculation of PBT shall exclude any net profit (loss) derived by the Company and its subsidiaries from the Acquired Business unless its inclusion has been agreed to by the Representative (as defined in the Purchase Agreement), in which case it shall be included in the manner described within the definitions of “Acquisition PBT”, “Adjusted PBT” and “Average Annual PBT Growth Rate” in this Section 10.4(e);

(11)        any transaction expenses incurred in connection with any potential or completed acquisition shall be included as an expense;

(12)        any write-off or amortization or depreciation of goodwill or other intangibles arising out of the purchase of the Purchased Interests (as defined in the Purchase Agreement) pursuant to the Purchase Agreement shall not be treated as an expense;

(13)        there shall be no charge for interest incurred on any loan to fund any payment of the Purchase Price (as defined in the Purchase Agreement);

(14)        the fees and expenses of Grant Thornton LLP in preparing the audit for calendar year 2009 and any prior periods to the extent incurred in calendar year 2010, up to $85,000 shall not be treated as an expense for purposes of 2010 PBT;

(14)        any distribution by WWG of any Purchase Price proceeds to its members shall not be treated as an expense;

(15)        any salary expenses payable to any individuals hired to replace any of the Principals to the extent such Principals are also receiving severance payments at the time such salary expenses are incurred shall not be treated as an expense, unless the termination of such Principal's employment was recommended and initiated by the Representative (as defined in the Purchase Agreement);

(16)        PBT shall reflect appropriate fair market compensation levels, including salary and incentive bonuses; and

(17)        solely with respect to the calculation of 2010 PBT, an amount equal to $459,129 shall not be treated as an expense.

 (xii)        “PBT Limit” shall mean 2009 PBT (as defined in Section 2.1.3 of the Purchase Agreement).

 (xiii)       "Revenues" during each relevant calendar year shall mean the commissions and fees, mark-ups and hourly charges earned by the Company and its subsidiaries during such calendar year for work generated or performed by employees or contractors and charged to clients determined in accordance with GAAP; provided, however, Revenues shall not include any pass-through of third party costs or direct billings of expenses where the Company and its subsidiaries acts as an agent for its clients.

(xiv)        "Unissued AP" shall mean (x) the number of authorized Class D Units that are unissued as of the date that a Call Exercise Notice or a Sale Request Acceptance Notice in respect of the Class C Units has been delivered, divided by (y) 80, with the result multiplied by (z) 8.0%.

(xv)         "YP" shall mean the calendar year in which the respective Call was exercised by proper delivery of an Exercise Notice or the Accepted Sale Request occurred.

(xvi)        "YP-1" shall mean the calendar year immediately preceding YP.

(xvii)       "YP+1" shall mean the calendar year immediately following YP.

(f)           Accounting Procedures.

(i)           Upon exercise of each Call or Accepted Sale Request, MDC Holdco may prepare or, at its discretion, may cause BDO Seidman LLP or other independent accountant of national standing (the "Accountants") to prepare, in accordance with GAAP, a report containing a consolidated balance sheet of the Company and its subsidiaries, if any, as of the close of business on December 31 of each year contained within the Measuring Period, and a related consolidated statement of income of the Company and its subsidiaries, if any, for the relevant calendar year then ended, in each case together with a statement based upon such report which (x) states that it was prepared in accordance with this Agreement and (y) sets forth for the period under examination the applicable calculation of PBT, and (z) sets forth all adjustments required to be made to such audited financial statements in order to make the calculations required under this Section 10.4 (the "Annual Determination").  MDC Holdco shall have the option, in its sole discretion, to instruct the Accountants to audit the annual financial statements and to determine the scope of such audit.  MDC Holdco shall instruct the Accountants to deliver a copy of each such Annual Determination to WWG not later than 120 days after the end of the period to which such Annual Determination relates; provided, however, any delay of the Accountants to meet such timetable shall impose no liability on the part of MDC Holdco.

(ii)           If WWG does not agree that any Annual Determination correctly states the applicable calculations of PBT, Revenues or AM for the period under examination, WWG shall promptly (but not later than 30 days after the delivery of such Annual Determination to WWG) give written notice to MDC Holdco of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted).  If WWG and MDC Holdco reconcile their differences, the Annual Determination shall be adjusted accordingly and shall thereupon become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law.  If WWG and MDC Holdco are unable to reconcile their differences in writing within 20 days after written notice of exceptions is delivered to WWG (the "Reconciliation Period"), the items in dispute shall be submitted to a mutually acceptable accounting firm (other than the Accountants) (the "Independent Auditors") for final determination, and the Annual Determination shall be deemed adjusted in accordance with the determination of the Independent Auditors and shall become binding, final and conclusive upon all of the parties hereto and enforceable in a court of law.  The Independent Auditors shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as WWG and MDC Holdco may agree) to resolve all items in dispute.  If WWG does not give written notice of any exception within 30 days after the delivery of an Annual Determination or if WWG gives written notification of its acceptance of an Annual Determination prior to the end of such 30 day period, such Annual Determination shall thereupon become binding, final and conclusive upon all the parties hereto and enforceable in a court of law.

(iii)           In the event the Independent Auditors are for any reason unable or unwilling to perform the services required of it under this Section 10.4, then WWG and MDC Holdco agree to select another mutually acceptable accounting firm to perform the services to be performed under this Section 10.4 by the Independent Auditors.  If WWG and MDC Holdco fail to select the Independent Auditors as required by clause (i) above within seven days after the expiration of the Reconciliation Period or fail to select another accounting firm within seven days after it is determined that the Independent Auditors will not perform the services required, either WWG or MDC Holdco may request the American Arbitration Association in New York City (the "AAA") to appoint an independent firm of certified public accountants to perform the services required under this Section 10.4 by the Independent Auditors.  MDC Holdco, on the one hand, and WWG, on the other hand, shall share the fees of the AAA equally.  For purposes of this Section 10.4(f) the term "Independent Auditors" shall include such other accounting firm chosen in accordance with this clause (iii).

(iv)           The Independent Auditors shall determine the party (i.e., WWG or MDC Holdco) whose asserted position as to the calculation of PBT for the period under examination before the Independent Auditors is furthest from the determination of PBT by the Independent Auditors, which non-prevailing party shall pay the fees and expenses of the Independent Auditors and shall reimburse the prevailing party for the portion of the fees of the AAA previously paid by it.

(v)           The books and records of the Company and its subsidiaries shall be made available during normal business hours upon reasonable advance notice at the principal office of the Company, to the parties hereto and their representatives, the Accountants and the Independent Auditors to the extent required to determine the calculations required under Section 10.4.  WWG, on the one hand, and MDC Holdco, on the other hand, shall make available to the other party and their representatives (including auditors) any back-up materials generated by or for them to support a position that is contrary to the position taken by the other party. Upon the request by WWG, MDC Holdco shall request that the Accountants make their work papers available to WWG and its representatives after the completion of any audit of the financial statements of the Company and its subsidiaries and/or to verify the calculations set forth in any Annual Determination (in each case during normal business hours upon reasonable advance notice at the principal offices of the Accountants); provided, however, it is understood that the decision to make such work papers available is solely that of the Accountants.

(g)           Closing.  The closing for each purchase and sale of Units (a “Put/Call Closing”) pursuant to a Call or Accepted Sale Request, as applicable, shall be held at the offices of the Company within 30 days after the delivery of an Exercise Notice or Sale Request Acceptance Notice.  The date on which the respective Put/Call Closing takes place is referred to in this Agreement as its “Put/Call Closing Date”.  At each Put/Call Closing, the parties shall execute an Assignment of Unit Agreement in form and substance reasonably acceptable to MDC Holdco and WWG and an amendment to this Agreement in accordance with Section 14.4 reflecting such transfer and the reallocated Units (including the related portion of the Capital Account).  The transfer of any Units pursuant to this Section 10.4 shall be free and clear of all claims, liens and encumbrances other than as created by the provisions of this Agreement.  Prior to any Put/Call Closing, the Company and WWG shall use their best efforts to obtain any required governmental or regulatory approval or approvals.  MDC Holdco shall have the right to postpone any scheduled Put/Call Closing until any such governmental or regulatory approval is obtained.

(h)           Put/Call Purchase Price Payment.  Payment of each component of the Put/Call Purchase Price shall be made by MDC Holdco in cash by direct wire transfer to such account as WWG may direct by written notice to the Purchaser given pursuant to this Agreement.  Each component of the Put/Call Purchase Price shall be deemed to include imputed interest to the extent required by the Code.

(i)           Effect of Events During Period Class B Units and Class C Units Are Issued.  The parties hereto understand and agree that under the terms of each Principal’s Employment Agreement with the Company, such Principal may be terminated for "Cause" or "without Cause" (as such terms are defined in his respective Employment Agreement).  Accordingly, each of the parties hereto agrees that if (a) any Principal ceases to be an employee of the Company, regardless of the reason therefor, or (b) there are changes in the composition of the Board of Managers of the Company or any subsidiary of the Company, no party to this Agreement or any Person deriving rights through any such party shall have the right to make a claim that such cessation of employment or change in the composition of the Board of Managers of the Company or any subsidiary of the Company (x) constitutes a breach by MDC Holdco or any of its Affiliates of this Agreement, (y) resulted in an adverse effect on any Put/Call Purchase Price payment under this Agreement forming the basis for a claim against MDC Holdco or any of its Affiliates, or (z) constitutes an event forming the basis for such party to dispute any calculation required to be made pursuant to the accounting procedures set forth in Section 10.4(f) hereof.  In the event a Principal ceases to be employed by the Company, regardless of the reason therefor, such event shall not affect the right of WWG or WWG2 to receive any Put/Call Purchase Price payment under this Agreement.

(j)           MDC Partners Guaranty.  MDC Partners hereby agrees to pay, or cause MDC Holdco to pay, when due, each payment of Put/Call Purchase Price required pursuant to this Article X.

ARTICLE XI
INDEMNIFICATION

Section 11.1        Indemnification of Managers, Members and Officers.  The Company shall indemnify and advance expenses to a Person who was or is threatened to be made a named defendant or respondent in a proceeding because the individual is or was a Manager, Member or officer to the fullest extent permitted or authorized by the laws of the State of Delaware as if the Company was a corporation organized under the laws of Delaware.  This indemnification provision shall inure to each of the Managers and Members of the Company, and other Persons serving at the request of the Company (as provided in this Article), and in the event of his death shall extend to his legal representatives; but such rights shall not be exclusive of any other rights to which he may be entitled.

Section 11.2        Others.  The Company may indemnify and advance expenses to an employee or agent of the Company to the same extent that it is required to indemnify and advance expenses to Managers or Members under this Agreement or by statute.  The Company may indemnify and advance expenses to Persons who are not or were not employees or agents of the Company but who are or were "serving at the request of the Company" (as defined in Section 11.5(d)) as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another limited liability company, corporation, partnership, employee benefit plan, or other enterprise or entity (individually, an "Other Entity") to the same extent that the Company is required to indemnify and advance expenses to Managers, Members or officers under this Article or by statute.

Section 11.3        Insurance and Other Arrangements.  The Company may purchase and maintain insurance or establish and maintain another arrangement on behalf of any individual who is or was a Manager, officer, employee, Member or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of an Other Entity, against or in respect of any liability asserted against him and incurred by him in such a capacity or arising out of his status as such an individual, whether or not the Company would have the power to indemnify him against that liability under this Agreement or by statute.  If the insurance or other arrangement is with a Person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or other arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the Person only if including coverage for the additional liability has been approved by the Members of the Company.  Without limiting the power of the Company to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Company may, for the benefit of persons indemnified by the Company, (a) create a trust fund; (b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or (d) establish a letter of credit, guaranty or surety arrangement.  The insurance or other arrangement may be purchased, procured, maintained or established within the Company or with any insurer or other Person deemed appropriate by the Managers regardless of whether all or part of the stock or other securities of the insurer or other Person are owned in whole or part by the Company.  In the absence of fraud, the judgment of the Managers as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other Person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Managers approving the insurance or arrangement to liability, on any ground, regardless of whether Managers participating in the approval are beneficiaries of the insurance or arrangement.

Section 11.4        Report to Members.  Any indemnification of or advance of expenses to a Manager, Member or officer in accordance with this Article or the provisions of any statute shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to the Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

Section 11.5        Definitions.  For purposes of this Article XI:

(a)           The term "expenses" includes court costs and attorneys’ fees and disbursements;

(b)           The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding;

(c)           The term "Manager" means any Person who is or was a Manager of the Company and any Person who, while a Manager of the Company, is or was serving at the request of the Company as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of an Other Entity;

(d)           The term "serving at the request of the Company" as used above shall include any service as a manager, director, officer, employee or agent of the Company or where any such Person performs duties on or otherwise involves services with respect to an employee benefit plan, or the participants or beneficiaries of the employee benefit plan sponsored by the Company.  Excise taxes assessed on a Manager with respect to an employee benefit plan pursuant to applicable law are deemed fines.  Action taken or omitted to be taken by a Manager with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

Section 11.6        Severability.  The provisions of this Article are intended to comply with the Act.  To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statute or the Certificate, the Company’s power to indemnify or advance expenses under such provision shall be limited to that permitted by such statute and the Certificate and any limitation required by such statute or the Certificate shall not affect the validity of any other provision of this Article XI.

Section 11.7        Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article XI shall not be exclusive of any other right that a Manager or other Person indemnified pursuant hereto may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement or otherwise.

ARTICLE XII
ADDITIONAL AGREEMENTS

Section 12.1        “Team” Name.  The Members hereby agree that (a) all right, title and interest in the trade name “Team” or any variation thereof belong to the Company and (b) so long as the Company is an Affiliate of MDC Partners, the Company, the Members and the Founding Partners shall endeavor to have any materials, documents or other items that reference the name "Team” or any variations thereof to be followed by the words "an MDC Partners Company".

ARTICLE XIII
OTHER DEFINITIONS

Section 13.1       Other Definitions.  When used herein, the following terms shall have the following meanings:

"Adjusted Capital Account Deficit" with respect to any Member means the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)          Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is otherwise treated as being obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)         Debit to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Affiliate" of any Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York, NY.

"Capital Contribution" shall mean the contribution of a Member and any subsequent contributions of capital made by that Member to the Company as set forth in Article III.

"Cash Flow" shall mean the consolidated amount of cash in respect of any calendar year of all of the Company and its subsidiaries that the Board of Managers in its good faith discretion believes is available for distribution to Members of the Company; provided, however, during calendar years 2010-2012, Cash Flow must be at least an amount necessary to satisfy the distribution required pursuant to Section 3.4(a)(i).

"Class A Distribution Shortfall Amount" with respect to any calendar year, shall mean the cumulative amount by which distributions under Section 3.4(a)(i) to holders of Class A Units for all preceding calendar years since the Effective Time fell short of the cumulative allocations to holders of Class A Units of GAAP PBT under Section 3.5(a) and Section 3.6(b) for such prior years.

“Class B Distribution Shortfall Amount" with respect to any calendar year, shall mean the cumulative amount by which distributions under Section 3.4(a)(ii) to holders of Class B Units for all preceding calendar years since the Effective Time fell short of the cumulative allocations to holders of Class B Units of GAAP PBT under Section 3.5(a) for such prior years.

“Class C Distribution Shortfall Amount" with respect to any calendar year, shall mean the cumulative amount by which distributions under Section 3.4(a)(ii) to holders of Class C Units for all preceding calendar years since the Effective Time fell short of the cumulative allocations to holders of Class C Units of GAAP PBT under Section 3.5(a) for such prior years.

“Class D Distribution Shortfall Amount" with respect to any calendar year, shall mean the cumulative amount by which distributions under Section 3.4(a)(ii) to holders of Class D Units for all preceding calendar years since the Effective Time fell short of the cumulative allocations to holders of Class D Units of GAAP PBT under Section 3.5(a) for such prior years.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

"Company Minimum Gain" shall have the meaning for "Partnership Minimum Gain" set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

"Depreciation" shall mean for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the TMP.

"Effective Time" shall mean March 1, 2010.

"GAAP PBT" shall mean, for any calendar (or partial) year, the consolidated net income (loss) of the Company and its subsidiaries (if any) before provision for all federal and state income taxes for such period, determined in accordance with GAAP.

"Gross Asset Value", with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

(i)          Subject to the final sentence of this definition, the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by reference to Section 3.1(b), and as set forth in Section 8 to each of the Conveyance Documents.

(ii)         The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (a) the acquisition of additional Units by any new or existing Member in exchange for a Capital Contribution or in connection with the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company by an existing Member or a new Member; (b) the distribution by the Company to a Member of property as consideration for a Unit; and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)        The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution; and

(iv)        The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (vi) of the definition of Profits and Losses herein; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Managers determine that an adjustment pursuant to clause (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii), or (iv) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

"Member Nonrecourse Debt" shall have the meaning for "Partner Nonrecourse Debt" set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

"Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

"Member Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

"Membership Interest" of any Member shall mean such Member’s interest in the Company under this Agreement (including, without limitation, such Member’s interest in Profits and Losses, distributions, voting, and management, all as specified in this Agreement).

"Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations.

"Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

"Person" shall mean an individual, partnership, limited partnership, limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

"Profits and Losses", shall mean, for each fiscal year, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i)           Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(ii)          Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

(iii)         In the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (ii) or (iii) of the definition of "Gross Asset Value" herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)         Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)          In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed in accordance with the definition thereof;

(vi)         To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Profits or Losses; and

(vii)        Notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections 3.3(d), (e) and (f) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 3.3(e) shall be determined by applying rules analogous to those set forth in clauses (i) through (vii) above.

"Treasury Regulations" shall mean final regulations issued by the Department of the Treasury interpreting the Code.

"Units" shall mean Class A Units, Class B Units, Class C Units or Class D Units, as applicable.

ARTICLE XIV
MISCELLANEOUS

Section 14.1         Manner of Giving Notice.  Whenever under the provisions of the Act, the Certificate or this Agreement, notice is required to be given to the Company, any Member or Manager of the Company, and no provision is made as to how such notice shall be given, any such notice to be given hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand or courier, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next Business Day if sent by facsimile transmission (if transmission is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

If to MDC Holdco or MDC Partners, to:

MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario
Canada M5R 2E3
Attention:  Rob Dickson
Fax:  (416) 960-9555

with a copy to:

MDC Partners Inc.
950 Third Avenue
New York, NY 10022
Attn:  Mitchell Gendel, General Counsel
Fax:  (212) 937-4365

If to WWG, to:

c/o TEAM Enterprises, Inc.
110 E. Broward Blvd., Suite 2450
Fort Lauderdale, FL 33301
Attention: Daniel K. Gregory
Fax:

with a copy to:

Jeffrey M. Ostrow, Esq.
Kopelowitz Ostrow
220 SW 1st Avenue, Suite 1200
Fort Lauderdale, FL 33301
Email: ostrow@kolawyers.com
Fax: (954) 525-4300

If to the Company, to:

c/o MDC Partners Inc.
45 Hazelton Avenue
Toronto, Ontario
Canada M5R 2E3

Attention:  Rob Dickson
Fax:  (416) 960-9555

with a copy to:

MDC Partners Inc.
950 Third Avenue
New York, NY 10022
Attn:  Mitchell Gendel, General Counsel
Fax:  (212) 937-4365

or to such other address or fax as hereafter shall be designated in writing by the applicable party sent in accordance herewith or in the records of the Company.

Section 14.2        Waiver of Notice.  Whenever any notice is required to be given to any Member or Manager of the Company under the provisions of the Act, the Certificate or this Agreement, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 14.3        No Company Seal.  The Company shall not have a Company seal, and no agreement, instrument or other document executed on behalf of the Company that would otherwise be valid and binding on the Company shall be invalid or not binding on the Company solely because no Company seal is affixed thereto.

Section 14.4        Amendment or Modification.  The power to adopt, alter, amend or repeal this Agreement is vested solely in the Members. Except for the amendments contemplated by Sections 2.1, 2.2(d) and 10.4(g), and subject to the provisions of Section 4.1, this Agreement may be altered or amended only by the unanimous vote or unanimous written consent of MDC Holdco and WWG. The Managers may not adopt, alter, amend or repeal any provision of this Agreement.

Section 14.5        Binding Effect.  Subject to the restrictions on transfer and assignment set forth in Article X of this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective successors and permitted assigns, including without limitation, any Lender who exercises a default remedy under any agreement entered into in connection with an MDC Financing.

Section 14.6        Governing Law; Severability.  This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the principles of conflict of laws thereof.  In the event of a direct conflict between the provisions of this Agreement and any provision in the Certificate or any mandatory provision of the Act, the applicable provisions of the Certificate or the Act shall control.  If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

Section 14.7        Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Section 14.8        Entire Agreement.  This Agreement, including the other documents referred to herein and the Exhibits and Schedules hereto that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation, the Original Operating Agreement.

Section 14.9        Currency.  Whenever used in this Agreement, the terms "Dollars" and "$" mean United States Dollars.  All payments made hereunder shall be made in United States Dollars.

*                      *                      *

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

MDC ACQUISITION INC.

By:	/s/
Name: Michael Sabatino
Title: President

WWG, LLC

By:	/s/
Name: Daniel K. Gregory
Title: Managing Member

WWG2, LLC

By:	/s/
Name: Daniel K. Gregory
Title: Managing Member

TEAM HOLDINGS LLC

By:	/s/
Name: Daniel K. Gregory
Title: Manager

MDC PARTNERS INC.
(solely with respect to Section 10.4(j))

By:	/s/
Name: Mitchell Gendel
Title: General Counsel and Corporate Secretary

i